================================================================================

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT


                                      among

                           PETROLEUM GEO-SERVICES ASA,

                                VERITAS DGC INC.,

                                    VENUS I,

                                VENUS HOLDCO INC.

                                       and

                              VENUS MERGERCO INC.


                          Dated as of November 26, 2001


================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 THE MERGER..............................................................................................1
   Section 1.1       The Merger...................................................................................1
   Section 1.2       The Closing..................................................................................2
   Section 1.3       Effective Time...............................................................................2

ARTICLE 2 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION AND MEMORANDUM AND
                     ARTICLES OF ASSOCIATION OF CAYMANCO..........................................................2
   Section 2.1       Certificate of Incorporation and Bylaws of the Surviving Corporation.........................2
   Section 2.2       Memorandum of Association and Articles of Association of Caymanco............................3

ARTICLE 3 DIRECTORS AND OFFICERS OF THE  SURVIVING CORPORATION AND CAYMANCO.......................................3
   Section 3.1       Directors of Surviving Corporation...........................................................3
   Section 3.2       Officers of Surviving Corporation............................................................3
   Section 3.3       Board of Directors and Officers of Caymanco..................................................3

ARTICLE 4 CONVERSION OF VERITAS COMMON STOCK......................................................................4
   Section 4.1       Certain Definitions..........................................................................4
   Section 4.2       Conversion of Veritas Stock..................................................................4
   Section 4.3       Exchange of Certificates Representing Veritas Common Stock...................................6
   Section 4.4       Adjustment of Merger Ratio...................................................................8

ARTICLE 5 THE EXCHANGE OFFER......................................................................................8
   Section 5.1       The Exchange Offer...........................................................................8
   Section 5.2       PGS Action..................................................................................11
   Section 5.3       Cooperation by PGS..........................................................................11
   Section 5.4       Mandatory Bid for and Redemption of Remaining PGS Shares....................................11
   Section 5.5       PGS Options.................................................................................11

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF VERITAS, CAYMANCO, VERITAS HOLDCO AND VERITAS MERGER SUB.............12
   Section 6.1       Existence; Good Standing; Corporate Authority...............................................12
   Section 6.2       Authorization, Validity and Effect of Agreements............................................13
   Section 6.3       Capitalization..............................................................................13
   Section 6.4       Certain Information Regarding Subsidiaries..................................................14
   Section 6.5       No Violation of Law.........................................................................14
   Section 6.6       No Conflict.................................................................................15
   Section 6.7       SEC Documents...............................................................................16
   Section 6.8       Litigation..................................................................................17
   Section 6.9       Absence of Certain Changes..................................................................17
   Section 6.10      Taxes.......................................................................................17
   Section 6.11      Employee Benefit Plans......................................................................19
   Section 6.12      Labor Matters...............................................................................20
   Section 6.13      Environmental Matters.......................................................................20
   Section 6.14      Intellectual Property.......................................................................21

                                      (i)

   Section 6.15      Insurance...................................................................................22
   Section 6.16      Leases......................................................................................22
   Section 6.17      No Brokers..................................................................................23
   Section 6.18      Opinion of Financial Advisor................................................................23
   Section 6.19      PGS Share Ownership.........................................................................23
   Section 6.20      Vote Required...............................................................................23
   Section 6.21      Real and Personal Property..................................................................24
   Section 6.22      Certain Contracts...........................................................................24
   Section 6.23      Amendment to the Veritas Rights Agreement...................................................25

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PGS..................................................................25
   Section 7.1       Existence; Good Standing; Corporate Authority...............................................25
   Section 7.2       Authorization, Validity and Effect of Agreements............................................25
   Section 7.3       Capitalization..............................................................................25
   Section 7.4       Certain Information Regarding Subsidiaries..................................................26
   Section 7.5       No Violation of Law.........................................................................26
   Section 7.6       No Conflict.................................................................................26
   Section 7.7       SEC Documents...............................................................................27
   Section 7.8       Litigation..................................................................................28
   Section 7.9       Absence of Certain Changes..................................................................28
   Section 7.10      Taxes.......................................................................................28
   Section 7.11      Employee Benefit Plans......................................................................30
   Section 7.12      Labor Matters...............................................................................31
   Section 7.13      Environmental Matters.......................................................................31
   Section 7.14      Intellectual Property.......................................................................32
   Section 7.15      Insurance...................................................................................33
   Section 7.16      Leases......................................................................................33
   Section 7.17      No Brokers..................................................................................34
   Section 7.18      Opinion of Financial Advisor................................................................34
   Section 7.19      Veritas Stock Ownership.....................................................................34
   Section 7.20      Real and Personal Property..................................................................34
   Section 7.21      Certain Contracts...........................................................................34

ARTICLE 8 COVENANTS..............................................................................................35
   Section 8.1       Conduct of Businesses.......................................................................35
   Section 8.2       No Solicitation by Veritas..................................................................38
   Section 8.3       No Solicitation by PGS......................................................................40
   Section 8.4       Meetings of Stockholders; Exchange Offer....................................................41
   Section 8.5       Filings; Commercially Reasonable Best Efforts...............................................42
   Section 8.6       Inspection..................................................................................44
   Section 8.7       Publicity...................................................................................44
   Section 8.8       Registration Statement......................................................................45
   Section 8.9       Listing Application.........................................................................46
   Section 8.10      Letters of Accountants......................................................................46
   Section 8.11      Agreements of Rule 145 Affiliates...........................................................46
   Section 8.12      Expenses....................................................................................46
   Section 8.13      Indemnification and Insurance...............................................................47
   Section 8.14      Employee Matters............................................................................48

                                      (ii)

   Section 8.15      Rights Agreements...........................................................................49
   Section 8.16      Veritas Exchangeable Shares.................................................................49
   Section 8.17      Delivery of Caymanco Shares.................................................................50
   Section 8.18      Rule 16b-3 Approval.........................................................................50
   Section 8.19      Conduct of Business of Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub........50
   Section 8.20      Reorganization..............................................................................50
   Section 8.21      Proceeds from Sale of Atlantis Subsidiary...................................................50
   Section 8.22      Listing of Caymanco Shares on OSE and Toronto Stock Exchange................................51

ARTICLE 9 CONDITIONS.............................................................................................51
   Section 9.1       Conditions to Each Party's Obligation to Effect the Merger..................................51
   Section 9.2       Conditions to Obligation of Veritas to Effect the Merger....................................52
   Section 9.3       Conditions to Obligation of PGS to Effect the Merger........................................53
   Section 9.4       Exchange Offer Closing......................................................................54

ARTICLE 10 TERMINATION...........................................................................................54
   Section 10.1      Termination by Mutual Consent...............................................................54
   Section 10.2      Termination by PGS or Veritas...............................................................54
   Section 10.3      Termination by Veritas......................................................................55
   Section 10.4      Termination by PGS..........................................................................56
   Section 10.5      Effect of Termination.......................................................................57
   Section 10.6      Extension; Waiver...........................................................................58

ARTICLE 11 GENERAL PROVISIONS....................................................................................58
   Section 11.1      Nonsurvival of Representations, Warranties and Agreements...................................58
   Section 11.2      Notices.....................................................................................58
   Section 11.3      Assignment; Binding Effect; Benefit.........................................................60
   Section 11.4      Entire Agreement............................................................................60
   Section 11.5      Amendments..................................................................................60
   Section 11.6      Governing Law...............................................................................60
   Section 11.7      Counterparts................................................................................61
   Section 11.8      Headings....................................................................................61
   Section 11.9      Interpretation..............................................................................61
   Section 11.10     Waivers.....................................................................................62
   Section 11.11     Incorporation of Disclosure Letters and Exhibits............................................62
   Section 11.12     Severability................................................................................62
   Section 11.13     Enforcement of Agreement....................................................................62

    Exhibit A - Form of Certificate of Incorporation of the Surviving Corporation

    Exhibit B - Form of Memorandum of Association of Caymanco

    Exhibit C - Form of Articles of Association of Caymanco

    Exhibit D - Summary of Terms for Caymanco Rights Agreement

    Exhibit E - Conditions of Exchange Offer


                                     (iii)

                            GLOSSARY OF DEFINED TERMS


Defined Terms                                                                                         Where Defined
-------------                                                                                         -------------

Action..............................................................................................Section 8.13(a)
Affected Employee.................................................................................. Section 8.14(b)
Agreement..................................................................................................Preamble
Antitrust Laws.......................................................................................Section 8.5(c)
Caymanco...................................................................................................Preamble
Caymanco Material Adverse Effect....................................................................Section 11.9(c)
Caymanco Rights Agreement............................................................................Section 8.1(c)
Caymanco Share Price.................................................................................Section 5.1(g)
Caymanco Shares......................................................................................Section 4.1(c)
Caymanco Special Voting Stock.......................................................................Section 4.2(c)
Caymanco Sub.........................................................................................Section 6.4(b)
Certificate..........................................................................................Section 4.2(b)
Certificate of Merger...................................................................................Section 1.3
Certificates.........................................................................................Section 4.3(b)
Closing.................................................................................................Section 1.2
Closing Date............................................................................................Section 1.2
Confidentiality Agreement............................................................................Section 8.2(a)
Cutoff Date..........................................................................................Section 8.3(d)
                                                                                                     Section 8.2(d)
Delaware Courts........................................................................................Section 11.6
DGCL....................................................................................................Section 1.1
Distribution Date......................................................................................Section 6.23
Effective Time..........................................................................................Section 1.3
Enforceability Exceptions...............................................................................Section 6.2
Environmental Laws..................................................................................Section 6.13(a)
ERISA...............................................................................................Section 6.11(a)
ERS Special Voting Stock.............................................................................Section 4.2(c)
Exchange Act.........................................................................................Section 5.1(f)
Exchange Agent.......................................................................................Section 4.3(a)
Exchange Fund........................................................................................Section 4.3(a)
Exchange Offer.............................................................................................Recitals
Exchange Offer Closing..................................................................................Section 1.3
Exchange Offer Documents.............................................................................Section 5.1(h)
Exchange Offer Prospectus............................................................................Section 5.1(h)
Exchange Ratio.......................................................................................Section 5.1(a)
Existing PGS Employment Agreements...................................................................Section 9.2(e)
Form S-4.............................................................................................Section 5.1(h)
HSR Act..............................................................................................Section 6.6(b)
Indemnified Parties.................................................................................Section 8.13(a)
Indemnified Party...................................................................................Section 8.13(a)
Intercompany Transactions............................................................................Section 8.1(h)
IRS.................................................................................................Section 6.10(c)
Letter of Transmittal................................................................................Section 4.3(b)

                                      (iv)

Liens................................................................................................Section 6.4(a)
Material Adverse Effect.............................................................................Section 11.9(c)
Merger.....................................................................................................Recitals
Merger Ratio.........................................................................................Section 4.2(b)
Merrill Lynch..........................................................................................Section 7.17
Minimum Condition....................................................................................Section 5.1(c)
Non-U.S. Antitrust Laws...........................................................................Section 8.5(a)(i)
Norwegian Exchange Act...............................................................................Section 5.2(b)
Norwegian Shipping Tax Provisions.......................................................................Section 6.7
NYMEX...............................................................................................Section 11.9(c)
NYSE.................................................................................................Section 5.1(g)
OSE..................................................................................................Section 5.1(h)
PGS........................................................................................................Preamble
PGS Acquisition Proposal.............................................................................Section 8.3(a)
PGS ADSs...................................................................................................Recitals
PGS Benefit Plans...................................................................................Section 7.11(a)
PGS De Minimus Benefit Plan.........................................................................Section 7.11(a)
PGS Disclosure Letter....................................................................................Article 7
PGS Intellectual Property..............................................................................Section 7.14
PGS Material Adverse Effect.........................................................................Section 11.9(c)
PGS Material Contracts.................................................................................Section 7.21
PGS Options..........................................................................................Section 5.5(a)
PGS Permits.............................................................................................Section 7.5
PGS Reports.............................................................................................Section 7.7
PGS Shares.................................................................................................Recitals
PGS Stock Option Plans...............................................................................Section 5.5(a)
PGS Superior Proposal................................................................................Section 8.3(a)
Proxy Statement/Prospectus...........................................................................Section 8.8(a)
Regulatory Filings...................................................................................Section 6.6(b)
Replacement Employment Agreements....................................................................Section 9.2(e)
Required Jurisdictions..........................................................................Section 9.1(b)(ii)
Rule 145 Affiliates....................................................................................Section 8.11
Rule 16b-3.............................................................................................Section 8.18
Schedule 14D-9.......................................................................................Section 5.2(b)
Schedule TO..........................................................................................Section 5.1(h)
SEC..............................................................................................Section 4.2(e)(ii)
Securities Act.......................................................................................Section 4.3(d)
Securities Trading Act...............................................................................Section 5.1(h)
SFAS....................................................................................................Section 6.7
Significant Subsidiary...............................................................................Section 6.4(a)
Special Voting Stock................................................................................Section 4.2(c)
Stock Acquisition Date.................................................................................Section 6.23
Subsidiary..........................................................................................Section 11.9(d)
Surviving Corporation...................................................................................Section 1.1
Tax Returns.........................................................................................Section 6.10(a)
Termination Date....................................................................................Section 10.2(a)


                                      (v)

Third Party Provisions.................................................................................Section 11.3
Trustees.............................................................................................Section 4.2(c)
Veritas....................................................................................................Preamble
Veritas Acquisition Proposal.........................................................................Section 8.2(a)
Veritas Benefit Plans...............................................................................Section 6.11(a)
Veritas Common Stock.................................................................................Section 4.1(a)
Veritas De Minimus Benefit Plan.....................................................................Section 6.11(a)
Veritas Disclosure Letter.................................................................................Article 6
Veritas Energy.......................................................................................Section 4.1(b)
Veritas Exchangeable Shares..........................................................................Section 4.1(b)
Veritas Holdco.............................................................................................Preamble
Veritas Holdco Common Stock..........................................................................Section 4.1(d)
Veritas Intellectual Property..........................................................................Section 6.14
Veritas Material Adverse Effect.....................................................................Section 11.9(c)
Veritas Material Contracts.............................................................................Section 6.22
Veritas Merger Sub.........................................................................................Preamble
Veritas Options...................................................................................Section 4.2(e)(i)
Veritas Permits.........................................................................................Section 6.5
Veritas Preferred Stock..............................................................................Section 6.3(a)
Veritas Reports.........................................................................................Section 6.7
Veritas Right........................................................................................Section 6.3(a)
Veritas Rights Agreement.............................................................................Section 6.3(a)
Veritas Special Meeting.............................................................................Section 8.4(a)
Veritas Special Voting Stock.........................................................................Section 4.2(c)
Veritas Stock Option Plans........................................................................Section 4.2(e)(i)
Veritas Superior Proposal............................................................................Section 8.2(a)
Vessel..............................................................................................Section 6.16(a)


                                      (vi)

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                  THIS AGREEMENT AND PLAN OF MERGER AND EXCHANGE AGREEMENT (this "Agreement") dated as of November 26, 2001 is among Petroleum Geo-Services ASA, a Norwegian public limited liability company ("PGS"), Veritas DGC Inc., a Delaware corporation ("Veritas"), Venus I, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas ("Caymanco"), Venus Holdco Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Caymanco ("Veritas Holdco"), and Venus Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Veritas Holdco ("Veritas Merger Sub").

                                    RECITALS

                  WHEREAS, PGS and Veritas have each determined to engage in a strategic business combination with the other, to be effected through the Exchange Offer and the Merger (as each such term is defined below), in each case upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the parties hereto desire that Caymanco make an offer (the "Exchange Offer") to issue Caymanco Shares in exchange for all the issued and outstanding ordinary shares, nominal value NOK 5 per share, of PGS ("PGS Shares") and all issued and outstanding American Depositary Shares representing such PGS Shares ("PGS ADSs");

                  WHEREAS, the parties hereto desire, immediately following the consummation of the Exchange Offer, to merge Veritas Merger Sub with and into Veritas (the "Merger"), with Veritas surviving as a direct, wholly owned subsidiary of Veritas Holdco and an indirect, wholly owned subsidiary of Caymanco, pursuant to which shares of Veritas Common Stock will be converted into Caymanco Shares;

                  WHEREAS, the Boards of Directors of each of PGS, Caymanco and Veritas have determined the Merger and the Exchange Offer to be advisable and in the best interests of their respective corporations, stockholders and shareholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Veritas Merger Sub shall be merged with and into Veritas in accordance with this Agreement, and the separate corporate existence of Veritas Merger Sub shall thereupon cease. Veritas shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

                  Section 1.2 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 9 (other than the conditions that by their terms are capable of being satisfied only on the Closing Date) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as PGS and Veritas may agree; provided, however, that in no event shall the Closing occur prior to April 1, 2002. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                  Section 1.3 Effective Time. If all the conditions to the Merger set forth in Article 9 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article 10, PGS, Caymanco, Veritas Holdco, Veritas Merger Sub and Veritas, acting together, shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the "Effective Time"); provided, however, that the Effective Time shall occur immediately following the time of acceptance of PGS Shares and PGS ADSs following the expiration date of the Exchange Offer (the "Exchange Offer Closing").

                                   ARTICLE 2

                     CERTIFICATE OF INCORPORATION AND BYLAWS
                   OF THE SURVIVING CORPORATION AND MEMORANDUM
                     AND ARTICLES OF ASSOCIATION OF CAYMANCO

                  Section 2.1 Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  (a) The Certificate of Incorporation of Veritas, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A attached hereto; and, as so amended, that Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

                  (b) The Bylaws of Veritas, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to read in their entirety as the Bylaws of Veritas Merger Sub, as in effect immediately prior to the Effective Time, provided that such amended Bylaws shall provide that the name of Veritas is "Veritas DGC Inc."; and, as so amended, those Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and the provisions of the Certificate of Incorporation of the Surviving Corporation and applicable law.

                  Section 2.2 Memorandum of Association and Articles of Association of Caymanco.

                  (a) The Memorandum of Association of Caymanco shall be amended and restated prior to the Exchange Offer Closing to read in its entirety as of the Exchange Offer Closing substantially as set forth in Exhibit B attached hereto.

                  (b) The Articles of Association of Caymanco shall be amended and restated prior to the Exchange Offer Closing to read in their entirety as of the Exchange Offer Closing substantially as set forth in Exhibit C attached hereto.

                                   ARTICLE 3

                          DIRECTORS AND OFFICERS OF THE
                       SURVIVING CORPORATION AND CAYMANCO

                  Section 3.1 Directors of Surviving Corporation. The directors of Veritas Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                  Section 3.2 Officers of Surviving Corporation. The officers of Veritas immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

                  Section 3.3 Board of Directors and Officers of Caymanco.

                  (a) Caymanco will take such action as may be necessary to cause, as of the Exchange Offer Closing, the membership of the Board of Directors of Caymanco to consist of four persons designated by PGS, four persons designated by Veritas and two additional persons designated by mutual agreement of PGS and Veritas, with such persons being allocated by PGS or Veritas as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors of Caymanco is divided in accordance with Caymanco's Articles of Association. Additionally, four of the persons designated by each of PGS and Veritas shall be persons currently serving as members of the Board of Directors of PGS and Veritas, respectively, and the remaining persons designated by PGS and Veritas by mutual agreement shall be persons not currently a member of the Board of Directors of either PGS or Veritas. From and after the Exchange Offer Closing, each person so designated shall serve as a director of Caymanco until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. Directors of Caymanco not continuing after the Exchange Offer Closing shall resign from the Board of Directors of Caymanco with effect from the Exchange Offer Closing.

Additionally, Reidar Michaelsen shall be the Chairman of the Board of Caymanco and David B. Robson shall be the Vice Chairman of the Board of Caymanco.

                  (b) Prior to the Exchange Offer Closing, Caymanco shall appoint Reidar Michaelsen and David B. Robson as the Co-Chief Executive Officers of Caymanco. The Board of Directors of Caymanco shall appoint such additional persons as officers as shall be mutually agreed upon by PGS and Veritas, and each such officer shall thereafter serve until such officer's successor shall be appointed or such officer's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. If any such person is unable or unwilling to serve as an officer of Caymanco, then a substitute officer shall be selected by mutual agreement of PGS and Veritas. Mr. Michaelsen shall have primary responsibility for Caymanco's floating production, storage and offloading and production operations and each subordinate officer assigned operating responsibilities in such operations shall report to Mr. Michaelsen or another officer designated by him. Mr. Robson shall have primary responsibility for Caymanco's geophysical operations and each subordinate officer assigned operating responsibilities in such operations shall report to Mr. Robson or another officer designated by him. All remaining officers of Caymanco not so assigned, including, but not limited to, the chief financial officer of Caymanco, shall report jointly to Messrs. Robson and Michaelsen.

                                   ARTICLE 4

                       CONVERSION OF VERITAS COMMON STOCK

                  Section 4.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Veritas Common Stock" shall mean the common stock, par value $0.01 per share, of Veritas.

                  (b) "Veritas Exchangeable Shares" shall mean the Exchangeable Shares and the Class A Exchangeable Shares Series 1 of Veritas Energy Services, Inc., an Alberta corporation ("Veritas Energy"), all of the other capital stock of which is owned solely by Veritas at the date of this Agreement.

                  (c) "Caymanco Shares" shall mean the ordinary shares, par value $0.01 per share, of Caymanco.

                  (d) "Veritas Holdco Common Stock" shall mean the common stock, par value $0.01 per share, of Veritas Holdco.

                  Section 4.2 Conversion of Veritas Stock.

                  (a) At the Effective Time, each share of common stock, par value $0.01 per share, of Veritas Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) At the Effective Time, each share of Veritas Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Veritas Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one Caymanco Share (the "Merger Ratio"), and all such Caymanco Shares so issued shall be transferred by Veritas Holdco pursuant to the Merger as set forth herein; and each such share of Veritas Common Stock (other than shares of Veritas Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Veritas Common Stock (other than shares of Veritas Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(d)) shall thereafter cease to have any rights with respect to such shares of Veritas Common Stock, except the right to receive, without interest, a certificate for Caymanco Shares in accordance with Section 4.3(b) upon the surrender of such Certificate.

                  (c) At the Effective Time, each ordinary share, par value $0.01 per share, of Veritas designated "Special Voting Stock," and each ordinary share, par value $0.01 per share, of Veritas designated "ERS Special Voting Stock" (collectively, the "Veritas Special Voting Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive one ordinary share, par value $0.01 per share, of Caymanco designated "Special Voting Stock, Series 1" and one ordinary share, par value $0.01 per share, of Caymanco designated "Special Voting Stock, Series 2" (collectively, "Caymanco Special Voting Stock"), respectively, such Caymanco Special Voting Stock to have such terms and provisions as are set forth in Articles 4.2 and 4.3 of the Articles of Association of Caymanco set forth in Exhibit C attached hereto. Veritas Holdco shall deliver to the holders of shares of Veritas Special Voting Stock, upon delivery by such holders of certificates formerly representing such shares, certificates representing shares of Caymanco Special Voting Stock into which such shares of Veritas Special Voting Stock were converted pursuant to this Section 4.2(c). Caymanco and Veritas shall, and Veritas shall cause Veritas Energy and the Trustees (as defined below) to, enter into such agreements and other documents with respect to the Veritas Exchangeable Shares such that each Veritas Exchangeable Share shall be exchangeable for one Caymanco Share and shall otherwise have the same terms and provisions as were applicable immediately prior to the Effective Time. Caymanco shall take all corporate action necessary to reserve for issuance that number of Caymanco Shares equal to the number of Caymanco Shares issuable upon exchange or retraction of the Veritas Exchangeable Shares outstanding as of the Effective Time. For purposes hereof, the term "Trustees" means CIBC Mellon Trust Company, as successor trustee to The R-M Trust Company under the Voting and Trust Agreement, dated as of August 30, 1996, with Veritas and Veritas Energy, and CIBC Mellon Trust Company, as trustee under the Voting and Trust Agreement, dated as of September 30, 1999, with Veritas and Veritas Energy.

                  (d) Each share of Veritas Common Stock issued and held in Veritas' treasury, and each share of Veritas Common Stock owned by Caymanco, PGS, Veritas Holdco, Veritas Merger Sub or any other wholly owned Subsidiary of Caymanco, PGS or Veritas shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no shares in the capital of Caymanco or other consideration shall be delivered in exchange therefor.

                  (e) (i) All options outstanding at the Effective Time (individually, a "Veritas Option" and collectively, the "Veritas Options") under the Veritas 1992 Non-Employee Director Stock Option Plan, the Veritas 1992 Employee Nonqualified Stock Option Plan, the Veritas 1997 Employee Stock Purchase Plan, the 2001 Key Employee Nonqualified Stock Option Plan and the 2001 Key Employee Restricted Stock Plan, including any amendments thereto approved by Veritas stockholders at its 2001 annual meeting of stockholders (collectively, the "Veritas Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, Veritas Options shall, by virtue of the Merger and without any further action on the part of Veritas or the holder of any Veritas Option, be assumed by Caymanco in such manner that Caymanco (1) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (2) to the extent that
Section 424 of the Code does not apply to any Veritas Option, would be such a corporation were Section 424 of the Code applicable to such option. Each Veritas Option assumed by Caymanco shall be exercisable upon the same terms and conditions as under the applicable Veritas Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each Veritas Option shall cease to represent a right to acquire shares of Veritas Common Stock and shall be exercisable for that number of Caymanco Shares equal to the number of shares of Veritas Common Stock subject to such Veritas Option immediately prior to the Effective Time, and (ii) the option price per Caymanco Share shall be an amount equal to the option price per share of Veritas Common Stock subject to such Veritas Option in effect immediately prior to the Effective Time. Without limiting the foregoing, effective at the Effective Time, Caymanco shall assume the Veritas Stock Option Plans for purposes of employing such plans to make grants of stock options and other awards based on Caymanco Shares following the Effective Time.

                  (ii) Caymanco shall take all corporate action necessary to reserve for issuance the number of Caymanco Shares required to be delivered upon exercise of the Veritas Options at and after the Effective Time. Following the Effective Time, Caymanco shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 or such other appropriate form) covering all such Caymanco Shares and shall cause such registration statement to remain effective for as long as there are outstanding any options under the Veritas Stock Option Plans.

                  Section 4.3 Exchange of Certificates Representing Veritas Common Stock.

                  (a) As of the Effective Time, Veritas Holdco shall deposit, or shall cause to be deposited, with an exchange agent selected by Caymanco, which shall be Caymanco's transfer agent for Caymanco Shares or such other party reasonably satisfactory to PGS (the "Exchange Agent"), for the benefit of the holders of shares of Veritas Common Stock, for exchange in accordance with this
Article 4, certificates representing the Caymanco Shares to be issued pursuant to Section 4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Veritas Common Stock (such certificates for Caymanco Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Promptly after the Effective Time, Veritas Holdco shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Veritas Common Stock (other than to holders of Veritas Common Stock that, pursuant to Section 4.2(d), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Caymanco may reasonably specify and
(B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Caymanco Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of Caymanco Shares and (y) a check representing the amount of unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this
Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Veritas Common Stock which is not registered in the transfer records of Veritas, a certificate representing the proper number of Caymanco Shares may be issued to such a transferee if the Certificate representing such Veritas Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Caymanco Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Caymanco Shares represented by such Certificate as a result of the conversion provided in
Section 4.2(b) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing Caymanco Shares represented by such Certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to such Caymanco Shares, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Caymanco Shares, less the amount of any withholding taxes which may be required thereon.

                  (d) At or after the Effective Time, the Surviving Corporation shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by Veritas on shares of Veritas Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of Veritas of the shares of Veritas Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the presented Certificates shall be canceled and exchanged for certificates for Caymanco Shares deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Veritas for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Caymanco has received a written agreement from such person as provided in Section 8.11.

                  (e) Any portion of the Exchange Fund that remains undistributed to the former stockholders of Veritas one year after the Effective Time shall be delivered to Veritas Holdco. Any former stockholders of Veritas who have not theretofore complied with this Article 4 shall thereafter look only to Veritas Holdco for delivery of certificates representing their Caymanco Shares and to Caymanco for unpaid dividends and distributions on the Caymanco Shares deliverable to such former stockholder pursuant to this Agreement.

                  (f) None of PGS, Caymanco, Veritas Holdco, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation on a case-by-case basis at its sole discretion, the posting by such person of a bond or other security in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Caymanco Shares and unpaid dividends and distributions on Caymanco Shares as provided in Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

                  Section 4.4 Adjustment of Merger Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Veritas changes the number of shares of Veritas Common Stock, PGS changes the number of PGS Shares, or Caymanco changes the number of Caymanco Shares issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Merger Ratio and other items dependent thereon shall be appropriately and equitably adjusted.

                                   ARTICLE 5

                               THE EXCHANGE OFFER

                  Section 5.1 The Exchange Offer.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, Caymanco shall make the Exchange Offer by offering 0.47 Caymanco Shares in exchange for each PGS Share and each PGS ADS (the ratio of such exchange being hereinafter referred to as the "Exchange Ratio").

                  (b) The obligation of Caymanco to commence (within the meaning of Rule 14d-2 under the Exchange Act) the Exchange Offer shall be subject to the fulfillment at or prior to such commencement of the following conditions:

                           (i) this Agreement shall not have been terminated in
                  accordance with Article 10;

                           (ii) none of the events set forth in Section
                  9.1(b)(ii) or (v) or Section 9.1(c) of this Agreement shall have occurred and be continuing; and

                           (iii) such governmental, regulatory and stock
                  exchange approvals as may be required in order to make the Exchange Offer in any jurisdiction, including, but not limited to, the Kingdom of Norway, shall have been obtained.

                  (c) The Exchange Offer shall be conditioned upon, among other things, that number of PGS Shares and PGS ADSs that would represent more than 90% of the PGS Shares outstanding as of the expiration of the Exchange Offer (the "Minimum Condition") being properly tendered in accordance with the terms of the Exchange Offer prior to the expiration date of the Exchange Offer (as it may be extended in accordance with the provisions of this Section 5.1) and not withdrawn. Caymanco's obligation to accept for exchange, and to issue Caymanco Shares in exchange for, PGS Shares and PGS ADSs pursuant to the Exchange Offer will be subject to the further conditions set forth in Exhibit E hereto.

                  (d) Caymanco will waive conditions to the Exchange Offer, if at all, only as follows:

                           (i) the Minimum Condition and those conditions set
                  forth in clauses (a) through (i) of Exhibit E hereto will be waived only at the direction of both PGS and Veritas; provided that Veritas shall be obligated to direct the waiver of the Minimum Condition at the request of PGS to the extent that there shall have been arranged by Caymanco or Veritas committed financing sources, in addition to the Veritas financings contemplated by Section 9.3(c), in an amount not to exceed $30 million to provide for the purchase for cash of that number of PGS Shares or PGS ADSs representing the difference between (x) 90% of such shares and (y) the actual number of such shares tendered pursuant to the Exchange Offer; provided, however, that the aggregate amount of cash paid for PGS Shares and PGS ADSs not accepted for exchange pursuant to the Exchange Offer shall not exceed $110 million;

                           (ii) the conditions set forth in clauses (j) through
                  (n) of Exhibit E hereto will be waived if the comparable conditions in Section 9.2(a) through Section 9.2(e) of this Agreement shall have been irrevocably waived by Veritas; and

                           (iii) the conditions set forth in clauses (o) through
                  (q) of Exhibit E hereto will be waived if the comparable conditions in Section 9.3(a) through Section 9.3(c) of this Agreement shall have been irrevocably waived by PGS.

                  (e) In addition, except as otherwise contemplated hereby, Caymanco shall not make any change or amendment in the terms of the Exchange Offer without the consent of PGS and Veritas, including but not limited to any change or amendment to (i) the Minimum

Condition, (ii) the Exchange Ratio, (iii) the form of consideration payable in the Exchange Offer or (iv) the conditions to the Exchange Offer.

                  (f) Caymanco shall, upon the direction of PGS and Veritas, (i) extend the Exchange Offer from time to time for up to 20 business days for each such extension, if at the then scheduled expiration of the Exchange Offer any of the conditions of the Exchange Offer shall not be satisfied or waived, or (ii) extend the Exchange Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof or any other governmental or regulatory authority or securities exchange having jurisdiction over the Exchange Offer; provided, that Caymanco shall, upon the direction of PGS only, extend the Exchange Offer one or more times if the Minimum Condition has not been satisfied at such expiration date; provided, however, that in no event shall Caymanco be required or permitted to extend the Exchange Offer beyond the Termination Date. Upon the direction of PGS and Veritas, Caymanco shall provide a "subsequent offering period" (as contemplated by Rule 14d-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of not less than three business days following its acceptance for exchange of PGS Shares or PGS ADSs in the Exchange Offer. Subject to the terms and conditions of the Exchange Offer, Caymanco shall accept for exchange, as promptly as practicable after expiration of the Exchange Offer, all PGS Shares validly tendered in the Exchange Offer and not withdrawn.

                  (g) No fractional Caymanco Shares shall be issued in connection with the exchange of PGS Shares and PGS ADSs for Caymanco Shares pursuant to the Exchange Offer. In lieu of the issuance of any fractional Caymanco Shares pursuant to this Section 5.1, cash adjustments will be paid to tendering shareholders in respect of any fractional Caymanco Shares that would otherwise be issuable in the Exchange Offer, and the amount of such cash adjustment shall be equal to such fractional proportion of the Caymanco Share Price. "Caymanco Share Price" shall mean the product of the average of the per share closing prices of the Veritas Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

                  (h) As soon as practicable after the date hereof, Caymanco shall file with the SEC a Registration Statement on Form S-4 or Form F-4, as appropriate (the "Form S-4"), under the Securities Act to register the offer and sale of the Caymanco Shares issuable in the Exchange Offer and in the Merger, a portion of which Form S-4 shall serve as the prospectus for the Exchange Offer (the "Exchange Offer Prospectus"). As soon as practicable on the date of commencement of the Exchange Offer, Caymanco shall file with the SEC its Tender Offer Statement on Schedule TO (as amended and supplemented from time to time, the "Schedule TO") with respect to the Exchange Offer and the other transactions contemplated thereby. The Schedule TO shall contain or shall incorporate by reference all or part of the Exchange Offer Prospectus and forms of the related letter of transmittal and any related documents (the Schedule TO, the Exchange Offer Prospectus and such other documents, as amended and supplemented from time to time, being referred to herein collectively as the "Exchange Offer Documents"). Caymanco shall file the Exchange Offer Prospectus and other applicable Exchange Offer

Documents with the Oslo Stock Exchange (the "OSE") pursuant to, and shall otherwise comply with its obligations under, the Norwegian Securities Trading Act of 1997 No. 79 and the rules and regulations thereunder (collectively, the "Securities Trading Act"). The parties to this Agreement will cause the Schedule TO, the Exchange Offer Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Securities Trading Act and the rules and regulations thereunder.

                  Section 5.2 PGS Action.

                  (a) PGS hereby approves of and consents to the Exchange Offer and represents that the PGS Board of Directors, at a meeting duly called and held, has authorized this Agreement and resolved to recommend that the shareholders of PGS accept the Exchange Offer and exchange their PGS Shares and PGS ADSs pursuant thereto.

                  (b) As soon as practicable on the date of commencement of the Exchange Offer, PGS shall file with the SEC its Solicitation/Recommendation Statement on Schedule 14D-9 (as amended and supplemented from time to time, the "Schedule 14D-9") containing, subject to Section 8.4(c), the recommendation of the PGS Board of Directors described in Section 5.2(a) and shall disseminate the
Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable law. PGS shall file the Schedule 14D-9 with the OSE pursuant to, and shall otherwise comply with its obligations under, the Securities Trading Act and the Norwegian Stock Exchange Act of 2000 No. 80 (the "Norwegian Exchange Act"). The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act, the Securities Trading Act, the Norwegian Exchange Act and the rules and regulations thereunder.

                  Section 5.3 Cooperation by PGS. To the extent reasonably requested by Caymanco, PGS shall cooperate with Caymanco so as to facilitate the prompt distribution of the Exchange Offer Prospectus or other appropriate Exchange Offer Documents to all record holders of PGS Shares and PGS ADSs. PGS shall furnish Caymanco with such information and such assistance as may be required by Caymanco or its agents in conducting the Exchange Offer.

                  Section 5.4 Mandatory Bid for and Redemption of Remaining PGS Shares. Promptly following the Exchange Offer Closing, Caymanco shall take all action necessary to comply with the mandatory bid requirements of Norwegian law and PGS' articles of association. If Caymanco acquires, pursuant to the Exchange Offer or otherwise, more than 90% of the outstanding PGS Shares, then Caymanco shall also take all actions that may be required under Norwegian law to acquire the remaining PGS Shares through a compulsory acquisition pursuant to the Norwegian Public Limited Companies Act of 1997 No. 45.

                  Section 5.5 PGS Options.

                  (a) (i) All options outstanding at the Effective Time (individually, a "PGS Option" and collectively, the "PGS Options") then outstanding under PGS' Non-Employee Director Stock Options Plan, 2000-Incentive Share Option Plan, 1999-Incentive Share Option Plan, as amended, and 1998/1-Incentive Share Option Plan, as amended (collectively, the "PGS Stock Option Plans"), shall remain outstanding following the Effective Time. Caymanco shall offer to assume, effective as of the Effective Time, from holders of outstanding PGS Options their PGS Options and any rights under such PGS Options, and Caymanco shall assume any tendered PGS Option in such manner that Caymanco (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any PGS Option, would be such a corporation were Section 424 of the Code applicable to such PGS Option. Each PGS Option assumed by Caymanco shall be exercisable upon the same terms and conditions as under the applicable PGS Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each PGS Option shall cease to represent a right to acquire PGS Shares and shall be exercisable for that whole number of Caymanco Shares (rounded down to the next whole share) into which the number of PGS Shares subject to such PGS Option immediately prior to the Effective Time could be exchanged under the Exchange Offer, and (ii) the option price per Caymanco Share shall be an amount equal to the option price per PGS Share subject to such PGS Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded up to the next full cent).

                  (b) Caymanco shall take all corporate action necessary to reserve for issuance the number of Caymanco Shares required to be delivered upon exercise of PGS Options at and after the Effective Time. Following the Effective Time, Caymanco shall file with the SEC a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 or such other appropriate form) covering all such Caymanco Shares and shall cause such registration statement to remain effective for as long as there are outstanding any options under the PGS Stock Option Plans.

                                   ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF VERITAS, CAYMANCO, VERITAS
                         HOLDCO AND VERITAS MERGER SUB

                  Except as set forth in the disclosure letter delivered to PGS concurrently with the execution hereof (the "Veritas Disclosure Letter"), Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub, jointly and severally, represent and warrant to PGS that:

                  Section 6.1 Existence; Good Standing; Corporate Authority. Each of Veritas, Veritas Holdco and Veritas Merger Sub is a corporation, and Caymanco is an exempted company, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Veritas is duly qualified to do business as a foreign corporation and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Veritas' certificate of incorporation and bylaws and Caymanco's Memorandum of Association and Articles of Association previously made available to PGS are true and correct and contain all amendments as of the date hereof.

                  Section 6.2 Authorization, Validity and Effect of Agreements. Each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub of the transactions contemplated hereby, including the issuance by Caymanco and the delivery by Veritas Holdco of Caymanco Shares pursuant to the Merger and the issuance by Caymanco of Caymanco Shares pursuant to the Exchange Offer, has been duly authorized by all requisite corporate action on behalf of such party, other than the approvals referred to in Section 6.20. This Agreement constitutes the valid and legally binding obligation of each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity (the "Enforceability Exceptions"). Veritas has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

                  Section 6.3 Capitalization.

                  (a) The authorized capital stock of Veritas consists of 40,000,000 shares of Veritas Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, of Veritas ("Veritas Preferred Stock"). As of November 23, 2001, there were (i) 30,955,556 shares of Veritas Common Stock issued and outstanding, (ii) 1,484,914 shares of Veritas Common Stock issuable upon exchange or retraction of the 1,484,914 Veritas Exchangeable Shares issued and outstanding, (iii) two shares of Veritas Special Voting Stock issued and outstanding and (iv) no shares of Veritas Preferred Stock issued and outstanding. As of November 23, 2001, there were 1,953,738 shares of Veritas Common Stock issuable upon exercise of outstanding Veritas Options. All such issued and outstanding shares of Veritas Common Stock and Veritas Exchangeable Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Each Veritas Exchangeable Share is exchangeable, at the option of the holder, into one share of Veritas Common Stock. One right to purchase one one-thousandth (1/1,000th) of a share of Veritas Preferred Stock - Junior Participating Series A, par value $0.01 per share (each, a "Veritas Right"), issued pursuant to the Rights Agreement dated as of May 27, 1997 (the "Veritas Rights Agreement"), as amended, between Veritas and ChaseMellon Shareholder Services, L.L.C. is associated with and attached to each outstanding share of Veritas Common Stock. As of the date of this Agreement, except as set forth in this Section 6.3(a), there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Veritas or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Veritas or any of its Subsidiaries. Other than the Veritas Exchangeable Shares, Veritas has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Veritas on any matter.

                  (b) The authorized share capital of Caymanco consists of 50,000 shares of $1.00 par value per share, and, as of the date of this Agreement, there are two shares issued and outstanding and no shares issuable upon exercise of outstanding Caymanco options. All such issued and outstanding shares (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) are owned directly by Veritas and (iii) will be repurchased by Caymanco immediately prior to the Effective Time. The Caymanco Shares to be issued in connection with the Merger and the Exchange Offer, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in Article 4 or 5 of this Agreement or this Section 6.3(b), there are no outstanding shares and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Caymanco or any of its Subsidiaries to issue, transfer or sell any shares or other voting securities of Caymanco or any of its Subsidiaries. Caymanco has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Caymanco on any matter.

                  Section 6.4 Certain Information Regarding Subsidiaries.

                  (a) For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of Veritas' Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Veritas Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Veritas' Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, except for directors' qualifying shares, are owned, directly or indirectly, by Veritas free and clear of all mortgages, deeds of trust, liens, security interests, leases, pledges, conditional sales contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and claims or other encumbrances ("Liens").

                  (b) All of the outstanding shares of capital stock of Veritas Merger Sub are owned directly by Veritas Holdco; all of the outstanding shares of capital stock of Veritas Holdco are owned directly by Venus II, a direct, wholly owned subsidiary of Caymanco ("Caymanco Sub"); and all of the outstanding share capital of Caymanco Sub are owned directly by Caymanco. Each of Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub was incorporated solely for the purpose of engaging in the transactions contemplated hereby and have not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

                  Section 6.5 No Violation of Law. Neither Veritas nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Veritas or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, the U.S. Foreign Corrupt Practices Act), except as would not have, individually or in the aggregate, a

Veritas Material Adverse Effect. Veritas and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Veritas Permits"), and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, except where the failure so to hold or file would not have a Veritas Material Adverse Effect. Veritas and its Subsidiaries are in compliance with the terms of the Veritas Permits, except where the failure so to comply would not have a Veritas Material Adverse Effect. To the knowledge of Veritas, no investigation by any governmental authority with respect to Veritas or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not have a Veritas Material Adverse Effect.

                  Section 6.6 No Conflict.

                  (a) Neither the execution and delivery by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of this Agreement nor the consummation by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will: (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws or similar organizational documents of Veritas or any of its Subsidiaries; (ii) violate, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Veritas or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Veritas or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Veritas or any of its Subsidiaries is a party, or by which Veritas or any of its Subsidiaries or any of their properties is bound or affected; or (iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Veritas or any of its Subsidiaries or any of the properties of Veritas or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

                  (b) Neither the execution and delivery by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of this Agreement nor the consummation by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than (i) the filings relating to the Merger provided for in Article 1, (ii) the filing of a listing application with the NYSE pursuant to Section 8.9, (iii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act, the Securities Trading Act, the Norwegian Exchange Act or applicable state securities and "Blue Sky" laws, and applicable non-U.S. competition, antitrust or premerger notification laws, (iv) filing of the amended and restated Memorandum of Association and Articles of Association of Caymanco with the Registrar of Companies of the Cayman Islands and (v) any filings with and approvals (or confirmation of no action) from the Norwegian Ministry of Industry under the Norwegian Acquisition Control Act 1994 ((i), (ii), (iii), (iv) and
(v), collectively, the "Regulatory Filings"), except for any consent, approval, qualification or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Veritas Material Adverse Effect.

                  (c) Neither Veritas nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or similar organizational documents or in default in the performance or observance of any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or other instrument or agreement (including capital leases) evidencing indebtedness of Veritas or any of its Subsidiaries.

                  Section 6.7 SEC Documents. Veritas has filed with the SEC all documents required to be so filed by it since January 1, 2001, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and Veritas has made available to PGS each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed with the SEC, each in the form (including exhibits, documents incorporated by reference and any amendments thereto) filed with the SEC, and Veritas has filed with the applicable Canadian securities regulatory authorities all documents required to be filed by Veritas under applicable Canadian securities laws (collectively, the "Veritas Reports"). As of its date, each Veritas Report (i) complied in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and applicable Canadian securities laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC or applicable Canadian securities regulatory authorities prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Veritas Reports filed in the U.S. under the Securities Act or the Exchange Act (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Veritas and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Veritas Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Veritas and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby neither Veritas nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Veritas or in the notes thereto prepared in accordance with U.S. generally accepted accounting principles consistently applied, other than
(i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and (ii) liabilities or obligations which would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Each consolidated balance sheet of Veritas included or incorporated by reference into the Veritas Reports does not reflect a deferred tax liability for unremitted earnings of Veritas' Subsidiaries which are subject to the Norwegian Shipping Tax Provisions (Norwegian Tax Act Sections 8-10 to 8-20) (the "Norwegian Shipping Tax Provisions") because such unremitted earnings are properly treated as permanently reinvested in accordance with U.S. APB 23 requirements for reporting of deferred taxes under U.S. Statement of Financial Accounting Standards ("SFAS")109.

                  Section 6.8 Litigation. There are no actions, suits or proceedings pending against Veritas or any of its Subsidiaries or, to the knowledge of Veritas, threatened against Veritas or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that would have, individually or in the aggregate, a Veritas Material Adverse Effect. There are no outstanding judgments, decrees, fines, injunctions, awards or orders against Veritas or any of its Subsidiaries that would have, individually or in the aggregate, a Veritas Material Adverse Effect.

                  Section 6.9 Absence of Certain Changes. Since December 31, 2000, there has not been (i) any loss or interference with the business of Veritas or any of its Subsidiaries (or, after the Exchange Offer Closing, by Caymanco) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other event or occurrence that has had or would have a Veritas Material Adverse Effect, (ii) any material change by Veritas or any of its Subsidiaries in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Veritas (or, after the Exchange Offer Closing, by Caymanco) or any redemption, purchase or other acquisition of any of its securities, or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

                  Section 6.10 Taxes.

                  (a) Each of Veritas, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) properly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, claims for refund, statements, information, reports, declarations, estimates, self-assessments and forms, including schedules and attachments thereto, and including amendments thereof (collectively, "Tax Returns"), required to be filed by or with respect to it on or prior to the date hereof, and each of such Tax Returns is complete and accurate, except to the extent that any failure to file or any incompleteness or inaccuracy in any filed Tax Return would not have, individually or in the aggregate, a Veritas Material Adverse Effect, and (ii) properly paid or deposited in full on a timely basis or made adequate provisions reflected in the financial statements contained in the Veritas Reports in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

                  (b) (i) Except to the extent being contested in good faith and disclosed in the Veritas Disclosure Letter, all material deficiencies asserted as a result of any examinations of Veritas and its Subsidiaries or, to the knowledge of Veritas, any examinations of any other persons with respect to taxes for which Veritas or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Veritas Reports; (ii) except as adequately provided for in the Veritas Reports, no tax audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes for which Veritas or any of its Subsidiaries would be liable that would have, individually or in the aggregate, a Veritas Material Adverse Effect, and no material deficiency for any such taxes has been proposed, asserted or assessed pursuant to such examination against Veritas or any of its Subsidiaries or, to the knowledge of Veritas, against any other persons with respect to taxes for which Veritas or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority with respect to any period; (iii) as of the date hereof, neither Veritas nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend, or has otherwise caused to be extended, the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of Veritas or any of its Subsidiaries; and (iv) neither Veritas nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation, indemnity, reimbursement or make-whole agreement or any similar agreement or arrangement. Neither Veritas nor any of its Subsidiaries has any liability for taxes under Treas. Reg. Section 1.1502-6 or any similar provision of state, local, foreign or other tax law, except for taxes of the affiliated group of which Veritas is the common parent, within the meaning of
Section 1504(a)(1) of the Code or any similar provision of state, local, foreign or other tax law. Caymanco Sub is and throughout its existence has always been a disregarded entity for U.S. federal income tax purposes.

                  (c) Neither Veritas nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the Internal Revenue Service (the "IRS") or any other taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any taxes for which Veritas or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other tax law, that relates to the assets or operations of Veritas or any of its Subsidiaries.

                  (d) There are no Liens on any of the assets of Veritas or any of its Subsidiaries that arose in connection with the failure or alleged failure to pay any tax other than for taxes which are not yet delinquent.

                  (e) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, goods and services, value-added, ad valorem, transfer, registration, accumulated earnings, personal holding company, corporation, excess profits, franchise, profits, license, withholding (including, but not limited to, withholding under Sections 1441, 1442, 1445 and 1446 of the Code), payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, capital gains or windfall profits taxes, customs duties, alternative or add-on minimum, estimated or other taxes or governmental fees, assessments or charges of any kind whatsoever, including any transferee or contractual liability in respect of, or measured by reference to, any of the foregoing, excluding any such taxes, fees, assessments or charges relating to environmental matters, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

                  Section 6.11 Employee Benefit Plans.

                  (a) For purposes of this Section 6.11, all references to "Veritas" shall be deemed to refer to Veritas and any trade or business, whether or not incorporated, that together with Veritas would be deemed or treated as a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414 of the Code.
Section 6.11 of the Veritas Disclosure Letter contains a list of all Veritas Benefit Plans, except for any Veritas De Minimus Benefit Plan. The term "Veritas Benefit Plans" means all employee benefit plans and other benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Veritas, to which Veritas is a party or is required to provide benefits under applicable law, or in which any person who is currently or has been an employee or director of Veritas is a participant, or with respect to which Veritas may have any liability, contingent or otherwise. A Veritas Benefit Plan shall be deemed to be a "Veritas De Minimus Benefit Plan" if the relevant Veritas Benefit Plan is a non-U.S. based plan and either (A) is required by applicable law or regulation or (B) (1) currently has aggregate accrued and unpaid benefit liabilities or assets of $50,000 or less or (2) is reasonably expected to cost in the aggregate $50,000 or less per annum to maintain. Except with respect to any Veritas De Minimus Benefit Plan, Veritas will provide PGS, within 30 days after the date hereof, with true and complete copies of the Veritas Benefit Plans or written descriptions of all non-written agreements relating to the Veritas Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan. Veritas has no contract, commitment, obligation or intention, whether legally binding or not, to establish or adopt any new or additional plans or other arrangements that would constitute Veritas Benefit Plans if adopted, or to increase materially the benefits under any existing Veritas Benefit Plan.

                  (b) Except for such matters as, individually or in the aggregate, do not and will not have a Veritas Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Veritas Benefit Plans; to the extent applicable, Veritas Benefit Plans comply with the requirements of applicable laws, rules and regulations, including without limitation, ERISA and the Code, and any Veritas Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; Veritas Benefit Plans have been maintained and operated in accordance with their terms, and, to the knowledge of Veritas, there are no breaches of fiduciary duty in connection with Veritas Benefit Plans; there are no pending, or to the knowledge of Veritas, threatened claims against or otherwise involving any Veritas Benefit Plan, and no suit, action or other litigation

(excluding claims for benefits incurred in the ordinary course of Veritas Benefit Plan activities) has been brought against or with respect to any such Veritas Benefit Plan; all contributions required to be made as of the date hereof to Veritas Benefit Plans have been made or provided for.

                  (c) Neither Veritas nor any entity that has at any time during the six-year period ending on the Effective Time been required to be treated as a single employer together with Veritas under Section 414 of the Code has at any time within six years prior to the Effective Time maintained, contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, an "employee pension benefit plan," as defined in
Section 3(2) of ERISA that is subject to the requirements of Title IV of ERISA or Section 412 of the Code, or a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code.

                  (d) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event or events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of Veritas. Veritas will provide PGS, within 30 days after the date hereof, with a copy of any such benefit plans, policies, arrangements or agreements and underlying data from which reasonable estimates of the cost of providing any such benefits can be derived. Veritas has not made, and is not obligated to make, any payments in connection with the transactions contemplated by this Agreement that could reasonably be expected to be non-deductible under
Section 280G of the Code.

                  (e) No Veritas Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Veritas for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  Section 6.12 Labor Matters. Except as would not have a Veritas Material Adverse Effect, (i) neither Veritas nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and (ii) to the knowledge of Veritas, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Veritas or any of its Subsidiaries.

                  Section 6.13 Environmental Matters. Except as would not have, individually or in the aggregate, a Veritas Material Adverse Effect:

                  (a) Veritas and its Subsidiaries are, and at all times have been, in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in or imposed under any law, ordinance, rule or regulation related to (i) the control or reporting of any potential pollutant or protection of the environment,

         (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, transportation or disposal, or (iii) the regulation of or exposure to substances that are hazardous, toxic or otherwise alleged to be harmful ("Environmental Laws");

                  (b) there are not any past or present facts, conditions or circumstances at, or arising out of, any current or former businesses, assets or properties (whether owned or leased) of Veritas or any Subsidiary of Veritas, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, that would give rise to (i) liabilities or obligations for any cleanup, remediation, removal or other corrective action under any Environmental Law or (ii) liabilities or claims for personal injury, property damage, or damage to natural resources;

                  (c) neither Veritas nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

                  (d) Veritas and its Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in compliance thereunder, and neither Veritas nor any of its Subsidiaries knows of any reason why it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Environmental Laws to operate and use any of its assets for their current purposes and uses;

                  (e) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws that Veritas or any of its Subsidiaries has agreed to, assumed or retained, by contract or otherwise;

                  (f) there are no existing or, to the knowledge of Veritas, proposed requirements under Environmental Laws that will require Veritas or any of its Subsidiaries to make capital improvements to its assets or properties or make other expenditures in the future to remain in compliance with Environmental Laws; and

                  (g) Veritas has made available for inspection and review by PGS copies of all environmental audits, assessments or other evaluations of Veritas or any of its Subsidiaries or any of their assets or properties that are in the possession of Veritas or its Subsidiaries.

                  Section 6.14 Intellectual Property. Veritas and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, trademarks and service marks (including the registrations and applications therefor), trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade secrets and all other proprietary information and the goodwill associated therewith (collectively, the "Veritas Intellectual Property") that are used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Veritas Material Adverse Effect, and there are no assertions or claims challenging the validity, ownership or enforceability of any of the foregoing which would have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas Intellectual Property is owned or licensed by Veritas or its Subsidiaries free and clear of any Liens. Neither Veritas nor its Subsidiaries has granted to any other person any license to use any Veritas Intellectual Property. The conduct of Veritas' and its Subsidiaries' respective businesses as currently conducted does not conflict with any intellectual property rights of others in any way that would have, individually or in the aggregate, a Veritas Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to Veritas or any of its Subsidiaries that would have, individually or in the aggregate, a Veritas Material Adverse Effect. Veritas and its Subsidiaries have taken reasonable precautions to protect their rights in the Veritas Intellectual Property and to maintain the confidentiality of their trade secrets, know-how and other confidential intellectual property. All employees of Veritas and its Subsidiaries have executed confidentiality agreements and agreed to assign to Veritas and its Subsidiaries inventions and other intellectual property conceived, developed or created in the course of their employment, except for such failures to do so that would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

                  Section 6.15 Insurance. Veritas and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Veritas and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not have, individually or in the aggregate, a Veritas Material Adverse Effect. Except as would not have, individually or in the aggregate, a Veritas Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) Veritas and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) to the knowledge of Veritas, there is no threatened termination of, or material premium increase with respect to, any of such policies.

                  Section 6.16 Leases.

                  (a) No vessel or asset forming part of the topside of a vessel (a "Vessel") that is reflected in the financial statements contained in the Veritas Reports is or has been, within the last 10 years, subject to a lease, similar agreement or ancillary agreement related thereto pursuant to which Veritas or any of its Subsidiaries agrees or has agreed that another person is treated as the owner of such Vessel for tax purposes, and with respect to which Veritas or any of its Subsidiaries has, pursuant to the terms of such agreement, agreed to pay, reimburse or indemnify for taxes or hypothetical taxes of any person that is a party to such agreement or adjust lease payments or other amounts paid to such person to compensate for taxes or hypothetical taxes calculated with respect to such person, including any defeasance of the obligations thereunder. Each Vessel required pursuant to this Section 6.16 to be listed in the Veritas Disclosure Letter is leased to a company duly incorporated under the laws of the United Kingdom. The treatment of any Vessels listed in the Veritas Disclosure Letter as owned by or belonging to another person for the purposes of the United Kingdom Capital Allowances Act 1990 or the United Kingdom Capital Allowances Act 2001, whichever is applicable, is and has been in accordance with applicable United Kingdom law. Neither Veritas nor any of its Subsidiaries has received a claim, demand or request for indemnification, reimbursement, increase in lease payments with respect to, or increase in collateral or support in connection with, any leases, similar agreements or ancillary agreements related thereto with respect to Vessels for which disclosure is made pursuant to the first sentence of this Section 6.16(a), including any agreements for the defeasance of obligations thereunder, related to taxes or hypothetical taxes of any person that is a party to such agreement.

                  (b) All Veritas Subsidiaries that are, or have been within the last 10 years, lessees of Vessels that are required pursuant to this Section
6.16 to be disclosed in the Veritas Disclosure Letter have never been a resident of, nor had a permanent establishment or branch or agency in, any country other than the country of their incorporation, and are not subject to material tax imposed by any country other than the country of their incorporation on any of their current or accumulated profits. Each Veritas Subsidiary that is assessed under the Norwegian Shipping Tax Provisions is qualified for, and operated in accordance with, the Norwegian Shipping Tax Provisions, and Veritas and its Subsidiaries have taken no action or not failed to take action which would be likely to jeopardize such qualification or would be likely to result in the imposition of taxes in amounts that materially exceed the amounts shown in the financial statements contained in the Veritas Reports. The Norwegian tax authorities have reviewed the Tax Returns of Veritas and each Veritas Subsidiary that is included within the Norwegian Shipping Tax Provisions up through the tax year ended December 31, 2000, and have not proposed, asserted or assessed any taxes in excess of the taxes shown on such Tax Returns, except to the extent that any failure to have paid such taxes would not have, individually or in the aggregate, a Veritas Material Adverse Effect.

                  Section 6.17 No Brokers. Veritas has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Caymanco, Veritas or PGS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Veritas has retained Evercore Group Inc. as its financial advisor, the arrangements with which have been disclosed in writing to PGS prior to the date hereof.

                  Section 6.18 Opinion of Financial Advisor. The Board of Directors of Veritas has received the opinion of Evercore Group Inc. to the effect that, as of the date thereof, the Merger Ratio and the Exchange Ratio are fair, from a financial point of view, to the holders of Veritas Common Stock.

                  Section 6.19 PGS Share Ownership. Neither Veritas nor any of its Subsidiaries owns any share capital of PGS or any other securities convertible into or otherwise exercisable to acquire share capital of PGS, including PGS ADSs.

                  Section 6.20 Vote Required. The affirmative vote of the holders of at least a majority of the votes attached to the outstanding shares of Veritas Common Stock and Veritas Special Voting Stock, voting together as a single class, is the only vote of the holders of any class or series of Veritas capital stock necessary to adopt this Agreement and to approve the Merger and the transactions contemplated hereby.

                  Section 6.21 Real and Personal Property. Veritas and its Subsidiaries have indefeasible title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Veritas and its Subsidiaries.

                  Section 6.22 Certain Contracts. Other than as listed on an exhibit index included in, or otherwise filed as an exhibit to or as part of, a Veritas Report, neither Veritas nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of Veritas and its Subsidiaries, taken as a whole, is conducted, (iii) any contract or other agreement that involves, or may involve, aggregate payments by any party thereto of $10,000,000 or more, which are to be performed in whole or in part after the Effective Time, (iv) any contract or other agreement that would prohibit or materially delay the consummation of the Merger or the Exchange Offer or any of the transactions contemplated by this Agreement, (v) any standstill agreements that do not expire within six months of the date hereof that would limit or prohibit Caymanco or Veritas from acquiring any interest in or the assets of any third party or (vi) any contract or agreement for the borrowing of money containing covenants or provisions that would be violated or that would result in a default of such contract or agreement in the event the Merger and the Exchange Offer or the transactions contemplated by this Agreement were consummated (all contracts or agreements of the types described in clauses (i) through (vi) being referred to herein as "Veritas Material Contracts"). Veritas has delivered to PGS, or provided to PGS for review, prior to the execution of this Agreement, complete and correct copies of all Veritas Material Contracts not filed as exhibits to any of the Veritas Reports filed prior to the date of this Agreement except for (1) contracts containing competitively sensitive information as to which access, use and treatment are subject to applicable law, (2) contracts containing information that Veritas reasonably believes it may not provide to PGS by reason of applicable law, rules or regulations, or (3) contracts that Veritas or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties. Each Veritas Material Contract is valid and binding (subject to the Enforceability Exceptions) on Veritas (or, to the extent a Subsidiary of Veritas is a party, such Subsidiary) and, to the knowledge of Veritas, on the other parties to such contracts, and is in full force and effect, and Veritas and each Subsidiary of Veritas have performed all obligations required to be performed by them to date under each Veritas Material Contract, except where such failure to be binding or in full force and effect or such failure to perform, individually or in the aggregate, would not have a Veritas Material Adverse Effect. Neither Veritas nor any Subsidiary of Veritas
(i) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Veritas, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Veritas Material Contract, other than such breaches, violations or defaults as would not have a Veritas Material Adverse Effect, or (ii) knows of, has received written notice of or has engaged in substantive discussions regarding the desire of the other party or parties to any such Veritas Material Contract to cancel, terminate or repudiate such contract.

                  Section 6.23 Amendment to the Veritas Rights Agreement. Veritas has amended or taken other action under the Veritas Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of Veritas Common Stock into the right to receive Caymanco Shares in accordance with Article 4 of this Agreement or the consummation of the Merger and the Exchange Offer or any other transaction contemplated by this Agreement will cause (i) any Veritas Right to become exercisable under the Veritas Rights Agreement, (ii) Caymanco, PGS or any of their respective shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Veritas Rights Agreement), (iii) any such event to be an event requiring an adjustment of the purchase price of the Veritas Rights under Section 11(a)(ii) of the Veritas Rights Agreement, (iv) Section 13 of the Veritas Rights Agreement to be or become applicable to any such event; or (v) a "Stock Acquisition Date" or a "Distribution Date" (each as defined in the Veritas Rights Agreement) to occur upon any such event, and so that the Veritas Rights will expire immediately prior to the Effective Time. Veritas has delivered to PGS a true and complete copy of the Veritas Rights Agreement, as amended to date.

                                   ARTICLE 7

                      REPRESENTATIONS AND WARRANTIES OF PGS

                  Except as set forth in the disclosure letter delivered to Veritas concurrently with the execution hereof (the "PGS Disclosure Letter"), PGS represents and warrants to Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub that:

                  Section 7.1 Existence; Good Standing; Corporate Authority. PGS is a public limited liability company duly incorporated, validly existing and in good standing under the laws of the Kingdom of Norway. PGS is duly qualified to do business as a foreign corporation and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a PGS Material Adverse Effect. PGS has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copy of PGS' articles of association previously made available to Veritas is true and correct and contains all amendments as of the date hereof.

                  Section 7.2 Authorization, Validity and Effect of Agreements. PGS has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by PGS of the transactions contemplated hereby has been duly authorized by all requisite corporate action on behalf of PGS. This Agreement constitutes the valid and legally binding obligation of PGS, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

                  Section 7.3 Capitalization. As of the date hereof, the issued and outstanding share capital of PGS consists of 103,345,987 PGS Shares, and there were 8,964,404 PGS Shares issuable upon exercise of outstanding PGS options. All such issued and outstanding PGS Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 7.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate PGS or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of PGS or any of its Subsidiaries. PGS has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of PGS on any matter.

                  Section 7.4 Certain Information Regarding Subsidiaries. Each of PGS' Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a PGS Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of PGS' Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, except for directors' qualifying shares, are owned, directly or indirectly, by PGS free and clear of all Liens.

                  Section 7.5 No Violation of Law. Neither PGS nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which PGS or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, the U.S. Foreign Corrupt Practices Act), except as would not have, individually or in the aggregate, a PGS Material Adverse Effect. PGS and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "PGS Permits"), and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, except where the failure so to hold or file would not have a PGS Material Adverse Effect. PGS and its Subsidiaries are in compliance with the terms of the PGS Permits, except where the failure so to comply would not have a PGS Material Adverse Effect. To the knowledge of PGS, no investigation by any governmental authority with respect to PGS or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not have a PGS Material Adverse Effect.

                  Section 7.6 No Conflict.

                  (a) Neither the execution and delivery by PGS of this Agreement nor the consummation by PGS of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of association of PGS or the certificate of incorporation or bylaws or similar organizational documents of any Subsidiary of PGS; (ii) violate, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of PGS or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to PGS or any of its Subsidiaries, under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which PGS or any of its Subsidiaries is a party, or by which PGS or any of its Subsidiaries or any of their properties is bound or affected; or (iii) subject to the filings and other matters referred to in Section 7.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to PGS or any of its Subsidiaries or any of the properties of PGS or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a PGS Material Adverse Effect.

                  (b) Neither the execution and delivery by PGS of this Agreement nor the consummation by PGS of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval, qualification or authorization of, or filing or registration with, any court or governmental or regulatory authority, other than Regulatory Filings, except for any consent, approval, qualification or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a PGS Material Adverse Effect.

                  (c) Neither PGS nor any of its Subsidiaries is in violation of its articles of association or similar organizational documents or in default in the performance or observance of any of the terms, conditions or provisions of, any note, bond, mortgage, indenture or other instrument or agreement (including capital leases) evidencing indebtedness of PGS or any of its Subsidiaries.

                  Section 7.7 SEC Documents. PGS has filed with the SEC all documents required to be so filed by it since January 1, 2001, pursuant to Sections 13(a) and 15(d) of the Exchange Act, and PGS has made available to Veritas each registration statement and report it has so filed with the SEC, each in the form (including exhibits, documents incorporated by reference and any amendments thereto) filed with the SEC, and PGS has filed with the OSE all documents required to be filed by PGS under the Securities Trading Act or the Norwegian Exchange Act (collectively, the "PGS Reports"). As of its date, each PGS Report (i) complied in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, the Securities Trading Act or the Norwegian Exchange Act, as applicable, and the respective rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC or OSE prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the PGS Reports filed in the U.S. under the Securities Act or the Exchange Act (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of PGS and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and changes in shareholders' equity included in or incorporated by reference into the PGS Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of PGS and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by the rules and regulations of the SEC and
(y) normal year-end audit adjustments), in each case in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby neither PGS nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of PGS or in the notes thereto prepared in accordance with U.S. generally accepted accounting principles consistently applied, other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and (ii) liabilities or obligations which would not have, individually or in the aggregate, a PGS Material Adverse Effect. Each consolidated balance sheet of PGS included or incorporated by reference into the PGS Reports does not reflect a deferred tax liability for unremitted earnings of PGS' Subsidiaries (other than Hara Skip A/S) which are subject to the Norwegian Shipping Tax Provisions because such unremitted earnings are properly treated as permanently reinvested in accordance with U.S. APB 23 requirements for reporting of deferred taxes under U.S. SFAS 109.

                  Section 7.8 Litigation. There are no actions, suits or proceedings pending against PGS or any of its Subsidiaries or, to the knowledge of PGS, threatened against PGS or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that would have, individually or in the aggregate, a PGS Material Adverse Effect. There are no outstanding judgments, decrees, fines, injunctions, awards or orders against PGS or any of its Subsidiaries that would have, individually or in the aggregate, a PGS Material Adverse Effect.

                  Section 7.9 Absence of Certain Changes. Since December 31, 2000, there has not been (i) any loss or interference with the business of PGS or any of its Subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other event or occurrence that has had or would have a PGS Material Adverse Effect, (ii) any material change by PGS or any of its Subsidiaries in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of PGS or any redemption, purchase or other acquisition of any of its securities, or
(iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

                  Section 7.10 Taxes.

                  (a) Each of PGS, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) properly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all Tax Returns required to be filed by or with respect to it on or prior to the date hereof, and each of such Tax Returns is complete and accurate, except to the extent that any failure to file or any incompleteness or inaccuracy in any filed Tax Return would not have, individually or in the aggregate, a PGS Material Adverse Effect, and (ii) properly paid or deposited in full on a timely basis or made adequate provisions reflected in the financial statements contained in the PGS Reports in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have, individually or in the aggregate, a PGS Material Adverse Effect.

                  (b) (i) Except to the extent being contested in good faith and disclosed in the PGS Disclosure Letter, all material deficiencies asserted as a result of any examinations of PGS and its Subsidiaries or, to the knowledge of PGS, any examinations of any other persons with respect to taxes for which PGS or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the PGS Reports; (ii) except as adequately provided for in the PGS Reports, no tax audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes for which PGS or any of its Subsidiaries would be liable that would have, individually or in the aggregate, a PGS Material Adverse Effect, and no material deficiency for any such taxes has been proposed, asserted or assessed pursuant to such examination against PGS or any of its Subsidiaries or, to the knowledge of PGS, against any other persons with respect to taxes for which PGS or any of its Subsidiaries may have liability, by contract or otherwise, by any taxing authority with respect to any period; (iii) as of the date hereof, neither PGS nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend, or has otherwise caused to be extended, the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of PGS or any of its Subsidiaries; and (iv) neither PGS nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation, indemnity, reimbursement or make-whole agreement or any similar agreement or arrangement. Neither PGS nor any of its Subsidiaries has any liability for taxes under Treas. Reg. Section 1.1502-6 or any similar provision of state, local, foreign or other tax law, except for taxes of the affiliated group of which PGS is the common parent, within the meaning of
Section 1504(a)(1) of the Code or any similar provision of state, local, foreign or other tax law.

                  (c) Neither PGS nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any taxes for which PGS or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other tax law, that relates to the assets or operations of PGS or any of its Subsidiaries.

                  (d) There are no Liens on any of the assets of PGS or any of its Subsidiaries that arose in connection with the failure or alleged failure to pay any tax other than for taxes which are not yet delinquent.

                  Section 7.11 Employee Benefit Plans.

                  (a) For purposes of this Section 7.11, all references to "PGS" shall be deemed to refer to PGS and any trade or business, whether or not incorporated, that together with PGS would be deemed or treated as a "single employer" within the meaning of Section 4001 of ERISA, or Section 414 of the Code. Section 7.11 of the PGS Disclosure Letter contains a list of all PGS Benefit Plans, except for any PGS De Minimus Benefit Plan. The term "PGS Benefit Plans" means all employee benefit plans and other benefit arrangements, including all "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not U.S.-based plans, and all other employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by PGS, to which PGS is a party or is required to provide benefits under applicable law, or in which any person who is currently or has been an employee or director of PGS is a participant, or with respect to which PGS may have any liability, contingent or otherwise. A PGS Benefit Plan shall be deemed to be a "PGS De Minimus Benefit Plan" if the relevant PGS Benefit Plan is a non-U.S. based plan and either (A) is required by applicable law or regulation or (B) (1) currently has aggregate accrued and unpaid benefit liabilities or assets of $50,000 or less or (2) is reasonably expected to cost in the aggregate $50,000 or less per annum to maintain. Except with respect to any PGS De Minimus Benefit Plan, PGS will provide Veritas, within 30 days after the date hereof, with true and complete copies of the PGS Benefit Plans or written descriptions of all non-written agreements relating to the PGS Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan. PGS has no contract, commitment, obligation or intention, whether legally binding or not, to establish or adopt any new or additional plans or other arrangements that would constitute PGS Benefit Plans if adopted, or to increase materially the benefits under any existing PGS Benefit Plan.

                  (b) Except for such matters as, individually or in the aggregate, do not and will not have a PGS Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to PGS Benefit Plans; to the extent applicable, PGS Benefit Plans comply with the requirements of applicable laws, rules and regulations, including without limitation, ERISA and the Code, and any PGS Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; PGS Benefit Plans have been maintained and operated in accordance with their terms, and, to the knowledge of PGS, there are no breaches of fiduciary duty in connection with PGS Benefit Plans; there are no pending, or to the knowledge of PGS, threatened claims against or otherwise involving any PGS Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of PGS Benefit Plan activities) has been brought against or with respect to any such PGS Benefit Plan; all contributions required to be made as of the date hereof to PGS Benefit Plans have been made or provided for.

                  (c) Neither PGS nor any entity that has at any time during the six-year period ending on the Effective Time been required to be treated as a single employer together with PGS under Section 414 of the Code has at any time within six years prior to the Effective Time maintained, contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, an "employee pension benefit plan," as defined in Section 3(2) of ERISA that is subject to the requirements of Title IV of ERISA or Section 412 of the Code, or a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code.

                  (d) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event or events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of PGS. PGS will provide Veritas, within 30 days after the date hereof, with a copy of any such benefit plans, policies, arrangements or agreements and underlying data from which reasonable estimates of the cost of providing any such benefits can be derived. PGS has not made, and is not obligated to make, any payments in connection with the transactions contemplated by this Agreement that could reasonably be expected to be non-deductible under
Section 280G of the Code.

                  (e) No PGS Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of PGS for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                  Section 7.12 Labor Matters. Except as would not have a PGS Material Adverse Effect, (i) neither PGS nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and (ii) to the knowledge of PGS, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of PGS or any of its Subsidiaries.

                  Section 7.13 Environmental Matters. Except as would not have, individually or in the aggregate, a PGS Material Adverse Effect:

                  (a) PGS and its Subsidiaries are, and at all times have been, in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements and obligations contained in or imposed under Environmental Laws;

                  (b) there are not any past or present facts, conditions or circumstances at, or arising out of, any current or former businesses, assets or properties (whether owned or leased) of PGS or any Subsidiary of PGS, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, that would give rise to (i) liabilities or obligations for any cleanup, remediation, removal or other corrective action under any Environmental Law or (ii) liabilities or claims for personal injury, property damage, or damage to natural resources;

                  (c) neither PGS nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any

         Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any hazardous materials contamination;

                  (d) PGS and its Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in compliance thereunder, and neither PGS nor any of its Subsidiaries knows of any reason why it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Environmental Laws to operate and use any of its assets for their current purposes and uses;

                  (e) there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws that PGS or any of its Subsidiaries has agreed to, assumed or retained, by contract or otherwise;

                  (f) there are no existing or, to the knowledge of PGS, proposed requirements under Environmental Laws that will require PGS or any of its Subsidiaries to make capital improvements to its assets or properties or make other expenditures in the future to remain in compliance with Environmental Laws; and

                  (g) PGS has made available for inspection and review by Veritas copies of all environmental audits, assessments or other evaluations of PGS or any of its Subsidiaries or any of their assets or properties that are in the possession of PGS or its Subsidiaries.

                  Section 7.14 Intellectual Property. PGS and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, trademarks and service marks (including the registrations and applications therefor), trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade secrets and all other proprietary information and the goodwill associated therewith (collectively, the "PGS Intellectual Property") that are used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a PGS Material Adverse Effect, and there are no assertions or claims challenging the validity, ownership or enforceability of any of the foregoing which would have, individually or in the aggregate, a PGS Material Adverse Effect. PGS Intellectual Property is owned or licensed by PGS or its Subsidiaries free and clear of any Liens. Neither PGS nor its Subsidiaries has granted to any other person any license to use any PGS Intellectual Property. The conduct of PGS' and its Subsidiaries' respective businesses as currently conducted does not conflict with any intellectual property rights of others in any way that would have, individually or in the aggregate, a PGS Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to PGS or any of its Subsidiaries that would have, individually or in the aggregate, a PGS Material Adverse Effect. PGS and its Subsidiaries have taken reasonable precautions to protect their rights in the PGS Intellectual Property and to maintain the confidentiality of their trade secrets, know-how and other confidential intellectual property. All employees of PGS and its Subsidiaries have executed confidentiality agreements and agreed to assign to PGS and its Subsidiaries inventions and other intellectual property conceived, developed or created in the course of their employment, except for such failures to do so that would not have, individually or in the aggregate, a PGS Material Adverse Effect.

                  Section 7.15 Insurance. PGS and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of PGS and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not have, individually or in the aggregate, a PGS Material Adverse Effect. Except as would not have, individually or in the aggregate, a PGS Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) PGS and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) to the knowledge of PGS, there is no threatened termination of, or material premium increase with respect to, any of such policies.

                  Section 7.16 Leases.

                  (a) No Vessel that is reflected in the financial statements contained in the PGS Reports is or has been, within the last 10 years, subject to a lease, similar agreement or ancillary agreement related thereto pursuant to which PGS or any of its Subsidiaries agrees or has agreed that another person is treated as the owner of such Vessel for tax purposes, and with respect to which PGS or any of its Subsidiaries has, pursuant to the terms of such agreement, agreed to pay, reimburse or indemnify for taxes or hypothetical taxes of any person that is a party to such agreement or adjust lease payments or other amounts paid to such person to compensate for taxes or hypothetical taxes calculated with respect to such person, including any defeasance of the obligations thereunder. Each Vessel required pursuant to this Section 7.16 to be listed in the PGS Disclosure Letter is leased to either PGS Shipping (Isle of Man) Limited or Seckford Finance B.V., and is subleased to a company duly incorporated under the laws of the United Kingdom. The treatment of any Vessels listed in the PGS Disclosure Letter as owned by or belonging to another person for the purposes of the United Kingdom Capital Allowances Act 1990 or the United Kingdom Capital Allowances Act 2001, whichever is applicable, is and has been in accordance with applicable United Kingdom law. Neither PGS nor any of its Subsidiaries has received a claim, demand or request for indemnification, reimbursement, increase in lease payments with respect to, or increase in collateral or support in connection with, any leases, similar agreements or ancillary agreements related thereto with respect to Vessels for which disclosure is made pursuant to the first sentence of this Section 7.16(a), including any agreements for the defeasance of obligations thereunder, related to taxes or hypothetical taxes of any person that is a party to such agreement.

                  (b) PGS Shipping (Isle of Man) Limited and all other PGS Subsidiaries that are, or have been within the last 10 years, lessees of Vessels that are required pursuant to this Section 7.16 to be disclosed in the PGS Disclosure Letter have never been a resident of, nor had a permanent establishment or branch or agency in, any country other than the country of their incorporation, and are not subject to material tax imposed by any country other than the country of their incorporation on any of their current or accumulated profits. Each PGS Subsidiary that is assessed under the Norwegian Shipping Tax Provisions is qualified for, and operated in accordance with, the Norwegian Shipping Tax Provisions, and PGS and its Subsidiaries have taken no action or not failed to take action which would be likely to jeopardize such qualification or would be likely to result in the imposition of taxes in amounts that materially exceed the amounts shown in the financial statements contained in the PGS Reports. The Norwegian tax authorities have reviewed the Tax Returns of PGS and each PGS Subsidiary that is included within the Norwegian Shipping Tax Provisions up through the tax year ended December 31, 2000, and have not proposed, asserted or assessed any taxes in excess of the taxes shown on such Tax Returns, except to the extent that any failure to have paid such taxes would not have, individually or in the aggregate, a PGS Material Adverse Effect. The amount that, if distributed as a return of paid-in capital or fully-taxed equity or as repayment of debt from PGS Shipping A/S to PGS or any of its Subsidiaries, would not result in the imposition of Norwegian tax, exceeds U.S. $300 million.

                  Section 7.17 No Brokers. PGS has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Caymanco, Veritas or PGS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that PGS has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and ABG Sundal Collier as its financial advisors, the arrangements with which have been disclosed in writing to Veritas prior to the date hereof.

                  Section 7.18 Opinion of Financial Advisor. The Board of Directors of PGS has received the opinion of Merrill Lynch to the effect that, as of the date thereof, the effective exchange ratio of 2.13 PGS Shares or PGS ADSs for each share of Veritas Common Stock pursuant to the Merger and the Exchange Offer is fair, from a financial point of view, to the holders of PGS Shares and PGS ADSs.

                  Section 7.19 Veritas Stock Ownership. Neither PGS nor any of its Subsidiaries owns any shares of capital stock of Veritas or any other securities convertible into or otherwise exercisable to acquire capital stock of Veritas.

                  Section 7.20 Real and Personal Property. PGS and its Subsidiaries have indefeasible title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by PGS and its Subsidiaries.

                  Section 7.21 Certain Contracts. Other than as listed on an exhibit index included in, or otherwise filed as an exhibit to or as part of, a PGS Report, neither PGS nor any of its Subsidiaries is a party to or bound by
(i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of PGS and its Subsidiaries, taken as a whole, is conducted,
(iii) any contract or other agreement that involves, or may involve, aggregate payments by any party thereto of $20,000,000 or more, which are to be performed in whole or in part after the Effective Time, (iv) any contract or other agreement that would prohibit or materially delay the consummation of the Merger or the Exchange Offer or any of the transactions contemplated by this Agreement, (v) any standstill agreements that do not expire within six months of the date hereof that would limit or prohibit PGS from acquiring any interest in or the assets of any third party or (vi) any contract or agreement for the borrowing of money containing covenants or provisions that would be violated or that would result in a default of such contract or agreement in the event the Merger and the Exchange Offer or the transactions contemplated by this Agreement were consummated (all contracts or agreements of the types described in clauses (i) through (vi) being referred to herein as "PGS Material Contracts"). PGS has delivered to Veritas, or provided to Veritas for review, prior to the execution of this Agreement, complete and correct copies of all PGS Material Contracts not filed as exhibits to any of the PGS Reports filed prior to the date of this Agreement except for (1) contracts containing competitively sensitive information as to which access, use and treatment are subject to applicable law,
(2) contracts containing information that PGS reasonably believes it may not provide to Veritas by reason of applicable law, rules or regulations, or (3) contracts that PGS or any Subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties. Each PGS Material Contract is valid and binding (subject to the Enforceability Exceptions) on PGS (or, to the extent a Subsidiary of PGS is a party, such Subsidiary) and, to the knowledge of PGS, on the other parties to such contracts, and is in full force and effect, and PGS and each Subsidiary of PGS have performed all obligations required to be performed by them to date under each PGS Material Contract, except where such failure to be binding or in full force and effect or such failure to perform, individually or in the aggregate, would not have a PGS Material Adverse Effect. Neither PGS nor any Subsidiary of PGS (i) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of PGS, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any PGS Material Contract, other than such breaches, violations or defaults as would not have a PGS Material Adverse Effect, or (ii) knows of, has received written notice of or has engaged in substantive discussions regarding the desire of the other party or parties to any such PGS Material Contract to cancel, terminate or repudiate such contract.

                                   ARTICLE 8

                                    COVENANTS

                  Section 8.1 Conduct of Businesses. Prior to the Effective Time, except as set forth in the Veritas Disclosure Letter or the PGS Disclosure Letter, respectively, or as expressly contemplated by any other provision or condition (including Section 5.1(d)) of this Agreement, or as required by applicable law (provided that the party proposing to take such action has provided the other party with advance notice of the proposed action to the extent practicable), unless PGS or Veritas, respectively, has consented in writing thereto, each of Veritas, PGS and, to the extent applicable, Caymanco:

                  (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (b) shall use commercially reasonable best efforts, and shall cause each of its Subsidiaries to use commercially reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with, any of its Subsidiaries or may be liquidated into it or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (c) shall not amend its articles of association (PGS), its certificate of incorporation or bylaws (Veritas), or its memorandum of association or articles of association (Caymanco); provided, however, that PGS may amend its articles of association to increase its share capital in connection with transactions permitted by Section 8.1(f) and Caymanco may amend its articles of association in connection with the adoption of a Shareholder Rights Plan of a customary form with terms consistent with those described in Exhibit D attached hereto (the "Caymanco Rights Agreement");

                  (d) shall promptly notify the other of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Veritas Material Contract or PGS Material Contract, as the case may be (or communications indicating that the same may be contemplated), or any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty made by it herein;

                  (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed subsequent to the date of this Agreement with the SEC or any governmental or regulatory authority that administers the securities laws of the Kingdom of Norway or of Canada or any stock exchange (including the NYSE, the OSE and the Toronto Stock Exchange);

                  (f) shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or pursuant to the exercise of awards granted after the date hereof and expressly permitted under this Agreement, issue any shares of its capital stock or share capital, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock or share capital, (iii) increase any compensation or enter into or amend any employment agreement or with any of its former, present or future employees, officers or directors, except with new employees consistent with past practice, or (iv) adopt any new employee benefit plan or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

                  (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or share capital or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or share capital or capital stock or share capital of any of its Subsidiaries, or make any commitment for any such action; provided that Caymanco shall repurchase the shares of its capital held by Veritas immediately prior to the Effective Time;

                  (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock or share capital of Subsidiaries) which, individually or in the aggregate, are material to it and its Subsidiaries as a whole except (i) in the ordinary course of business, (ii) in connection with transactions with entities directly or indirectly wholly owned by it ("Intercompany Transactions") or (iii) in the case of PGS, the sale of PGS' interest in its Atlantis Subsidiary;

                  (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Veritas Disclosure Letter or the PGS Disclosure Letter, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (j) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (k) shall, and shall cause any of its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                  (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any express or deemed election relating to taxes including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election (except an initial election for an entity under Treas. Reg. Section 301.7701-3),
         (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except in any such case as may be required by applicable law or except as would not have a Material Adverse Effect;

                  (m) shall not, nor shall it permit any of its Subsidiaries to,
         (i) incur any indebtedness for borrowed money (except for (w) Intercompany Transactions, (x) working capital under existing credit facilities, (y) refinancings of existing debt and (z) other immaterial borrowings that, in the case of (y) or (z), permit prepayment of such new debt without payment of any makewhole or other premium or penalty in the event of redemption or repayment before stated maturity (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material Liens on its property or that of its Subsidiaries in connection with any indebtedness thereof, or (iii) enter into any interest rate swap, cap, collar or similar agreements;

                  (n) except as set forth in the budgets of Veritas and PGS as described in the Veritas Disclosure Letter or the PGS Disclosure Letter, respectively, not make any capital expenditures in excess of $5 million individually or $20 million in the aggregate, or enter into any binding commitment or contract to make such expenditures;

                  (o) shall not, and shall cause its Subsidiaries not to, purchase any PGS Shares, PGS ADSs, Caymanco Shares or shares of Veritas Common Stock or Veritas Exchangeable Shares, except as contemplated by
         Section 5.4 or Section 8.17 of this Agreement;

                  (p) subject to Section 8.5, shall not take any action that would delay materially (but in any event by more than 10 business days) or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions consummated by this Agreement;

                  (q) shall not, and shall not permit any of its Subsidiaries to, enter into any agreement that would permit any third party to have any access to seismic data, including all library data, owned and/or developed by the other party or its affiliates;

                  (r) unless, in the good faith opinion of its board of directors after consultation with its outside counsel the following would be inconsistent with its fiduciary duties, shall not, except in connection with a transaction permitted by this Section 8.1, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction; and

                  (s) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries.

                  Section 8.2 No Solicitation by Veritas.

                  (a) Veritas agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Veritas and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of Veritas (any such proposal, offer or transaction being hereinafter referred to as a "Veritas Acquisition Proposal"), or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Veritas Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Veritas or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Veritas Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality agreement in reasonably customary form with terms at least as favorable to Veritas as the Confidentiality Agreement dated September 20, 2001, between Veritas and PGS (the "Confidentiality Agreement") and which does not contain terms that prevent Veritas from complying with its obligations under this Section 8.2) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Veritas Acquisition Proposal with respect to all the outstanding capital stock of Veritas or all or substantially all the assets of Veritas that, in the good faith judgment of the Board of Directors of Veritas, taking into account (a) the likelihood and timing of consummation, (b) the availability and timing of financing, (c) any amendments to or modifications of this Agreement that PGS has offered or proposed at the time of determination, and (d) any other factors that the Board of Directors may in good faith believe are advisable to be taken into account and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to PGS, is superior to the Merger (a "Veritas Superior Proposal"), to the extent that the Board of Directors of Veritas, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

                  (b) Prior to taking any action referred to in Section 8.2(a), if Veritas intends to participate in any such discussions or negotiations or provide any such information to any such third party, Veritas shall give prompt prior oral and written notice to PGS of each such action. Veritas will immediately notify PGS orally and in writing of any such requests for such information or the receipt of any Veritas Acquisition Proposal or any inquiry with respect to or that could lead to a Veritas Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Veritas Acquisition Proposal, and the material terms and conditions of any Veritas Acquisition Proposal. Veritas will (i) keep PGS fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Veritas Acquisition Proposals or inquiries and (ii) provide to PGS as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Veritas from any third party in connection with any Veritas Acquisition Proposal or sent or provided by Veritas to any third party in connection with any Veritas Acquisition Proposal. Any written notice under this Section 8.2 shall be given by facsimile with receipt electronically confirmed or by personal delivery.

                  (c) Nothing in this Section 8.2 shall permit Veritas to enter into any agreement with respect to a Veritas Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 10.3(c)), Veritas shall not enter into any agreement with any person that provides for, or in any way facilitates, a Veritas Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to Veritas as the Confidentiality Agreement and which does not contain terms that prevent Veritas from complying with its obligations under this Section 8.2.

                  (d) For purposes hereof, the "Cutoff Date," when used with respect to Veritas, means the date the condition set forth in Section 9.1(a)(i) is satisfied.

                  Section 8.3 No Solicitation by PGS.

                  (a) PGS agrees that (other than in connection with the Exchange Offer or for the specified matters in the PGS Disclosure Letter) (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of PGS and its Subsidiaries on a consolidated basis or 15% or more of the PGS Shares and PGS ADSs, taken together (any such proposal, offer or transaction being hereinafter referred to as a "PGS Acquisition Proposal"), or cooperate with or assist, participate or engage in any discussions or negotiations concerning a PGS Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent PGS or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act and applicable Norwegian law with regard to a PGS Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality agreement in reasonably customary form with terms at least as favorable to PGS as the Confidentiality Agreement and which does not contain terms that prevent PGS from complying with its obligations under this Section 8.3) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written PGS Acquisition Proposal with respect to all the outstanding PGS Shares and PGS ADSs, taken together, or all or substantially all the assets of PGS that, in the good faith judgment of the Board of Directors of PGS, taking into account (a) the likelihood and timing of consummation, (b) the availability and timing of financing, (c) any amendments to or modifications of this Agreement that Veritas has offered or proposed at the time of determination, and (d) any other factors that the Board of Directors may in good faith believe are advisable to be taken into account and based on the advice of a financial advisor of recognized national reputation, a written summary of which shall be promptly provided to Veritas, is superior to the Exchange Offer (a "PGS Superior Proposal"), to the extent that the Board of Directors of PGS, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its obligations under Norwegian law relating to directors' responsibilities.

                  (b) Prior to taking any action referred to in Section 8.3(a), if PGS intends to participate in any such discussions or negotiations or provide any such information to any such third party, PGS shall give prompt prior oral and written notice to Veritas of each such action. PGS will immediately notify Veritas orally and in writing of any such requests for such information or the receipt of any PGS Acquisition Proposal or any inquiry with respect to or that could lead to a PGS Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such PGS Acquisition Proposal, and the material terms and conditions of any PGS Acquisition Proposal. PGS will (i) keep Veritas fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, PGS Acquisition Proposals or inquiries and (ii) provide to Veritas as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to PGS from any third party in connection with any PGS Acquisition Proposal or sent or provided by PGS to any third party in connection with any PGS Acquisition Proposal. Any written notice under this Section 8.3 shall be given by facsimile with receipt confirmed or personal delivery.

                  (c) Nothing in this Section 8.3 shall permit PGS to enter into any agreement with respect to a PGS Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 10.4(c)), PGS shall not enter into any agreement with any person that provides for, or in any way facilitates, a PGS Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to PGS as the Confidentiality Agreement and which does not contain terms that prevent PGS from complying with its obligations under this
Section 8.3.

                  (d) For purposes hereof, the "Cutoff Date," when used with respect to PGS, means the date the condition set forth in Section 9.1(a)(ii) is satisfied.

                  Section 8.4 Meetings of Stockholders; Exchange Offer.

                  (a) Veritas will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a special meeting of its stockholders (the "Veritas Special Meeting") as promptly as practicable to consider and vote upon the adoption of this Agreement. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, Veritas shall submit this Agreement to its stockholders whether or not the Board of Directors of Veritas withdraws, modifies or changes its recommendation and declaration regarding this Agreement or the Merger.

                  (b) Veritas, through its Board of Directors, shall recommend approval of the matters described in paragraph (a) above and use best efforts to solicit from its stockholders proxies in favor of such matters; provided, however, that the Board of Directors of Veritas may, at any time prior to the Cutoff Date that applies to Veritas, upon five business days' prior written notice to PGS, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Veritas Superior Proposal, if in the good faith opinion of the Board of Directors of Veritas after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Veritas Superior Proposal would be inconsistent with its fiduciary obligations.

                  (c) PGS, through its Board of Directors, shall recommend that its shareholders accept the Exchange Offer and tender their PGS Shares and PGS ADSs, as applicable, pursuant to the Exchange Offer and shall use its best efforts to cooperate with Caymanco in the solicitation of tenders of PGS Shares and PGS ADSs pursuant to the Exchange Offer; provided, however, that the Board of Directors of PGS may at any time prior to the Cutoff Date that applies to PGS, upon five business days' prior written notice to Veritas, withdraw, modify or change such recommendation or recommend and declare advisable any PGS Superior Proposal if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation or to so recommend and declare advisable any PGS Superior Proposal would be inconsistent with its obligations under Norwegian law relating to directors' responsibilities.

                  (d) PGS, Caymanco and Veritas shall coordinate and cooperate with respect to the timing of Exchange Offer and the Veritas Special Meeting and shall use commercially reasonable best efforts to make the initial scheduled expiration date of the Exchange Offer and the Veritas Special Meeting to occur on the same date.

                  Section 8.5 Filings; Commercially Reasonable Best Efforts.

                  (a) Subject to the terms and conditions herein provided, Caymanco, PGS and Veritas shall:

                           (i) make their respective required filings under the
                  HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws ("Non-U.S. Antitrust Laws") to be made pursuant to Section 9.1(b) (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and which filings as required under the HSR Act shall be made in not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act or other such laws;

                           (ii) use commercially reasonable best efforts to
                  cooperate with one another in (a) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger, the Exchange Offer and the transactions contemplated hereby; and (b) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations other than any such filings, consents, approvals, permits and authorizations that would cause a PGS Material Adverse Effect or a Veritas Material Adverse Effect;

                           (iii) promptly notify each other of any communication
                  concerning this Agreement or the transactions contemplated by this Agreement to that party from any governmental or regulatory authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated by this Agreement to any governmental or regulatory authority;

                           (iv) not agree to participate in any meeting or
                  discussion with any governmental or regulatory authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent permitted by such governmental or regulatory authority, gives the other party the opportunity to attend and participate thereat;

                           (v) furnish the other party with copies of all
                  correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any governmental or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement; and

                           (vi) furnish the other party with such necessary
                  information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

                  (b) Without limiting Section 8.5(a), but subject to Section 8.5(c), Caymanco, PGS and Veritas shall each use commercially reasonable best efforts to:

                           (i) avoid the entry of, or have vacated, terminated
                  or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

                           (ii) take any and all steps necessary to obtain any
                  consents or eliminate any impediments to the Merger or the Exchange Offer.

                  (c) Nothing in this Agreement shall require PGS, Veritas or any of their respective Subsidiaries to dispose of any of its assets or to limit its freedom of action with respect to any of its assets or businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger or the Exchange Offer relating to the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to the Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the Merger, the Exchange Offer and the transactions contemplated by this Agreement and that in each such case do not and would not, individually or in the aggregate, have a Caymanco Material Adverse Effect.

                  (d) In addition to any other specific obligations of Veritas and PGS provided for herein with respect to the Exchange Offer, the Merger and the other transactions contemplated hereby, but subject in all respects to
Section 8.2, Section 8.3, Section 8.4, Section 8.5(c), Article 9, Article 10 and any other condition or limitation expressly provided for herein with respect thereto, Veritas and PGS both agree to use their commercially reasonable efforts to assist Caymanco in making the Exchange Offer and to take all other actions that are necessary to facilitate the Exchange Offer and the Merger and their consummation.

                  Section 8.6 Inspection. From the date hereof to the Effective Time, each of Veritas, PGS and Caymanco shall allow all designated officers, attorneys, accountants and other representatives of PGS, Caymanco or Veritas, as the case may be, access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of PGS, Caymanco and Veritas and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 8.6 shall affect, abrogate or waive any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, except as set forth in Section 8.6 of the Veritas Disclosure Letter or the PGS Disclosure Letter, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of (1) applicable law governing the access, use and treatment of competitively sensitive information, (2) applicable law, rules or regulations,
(3) confidentiality restrictions imposed by contract, agreement or understanding with third parties if such party has used commercially reasonable best efforts to obtain the consent of such third party to such disclosure or (4) attorney/client privilege. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. If any agreements or documents are not provided by a party pursuant to this Section 8.6 on the basis that the information therein is protected by attorney-client privilege, such party shall provide the other parties with a list of all such agreements and documents. Each of PGS, Caymanco and Veritas agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this
Section 8.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 8.6 shall be governed by the Confidentiality Agreement.

                  Section 8.7 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

                  Section 8.8 Registration Statement.

                  (a) Each of PGS, Caymanco and Veritas shall cooperate and promptly prepare and Caymanco shall file with the SEC as soon as practicable the Form S-4 under the Securities Act, with respect to the Caymanco Shares issuable in the Exchange Offer and the Merger, portions of which Registration Statement shall also serve as the proxy statement with respect to the Veritas Special Meeting (the "Proxy Statement/Prospectus") and the Exchange Offer Prospectus. The respective parties will cause the Proxy Statement/Prospectus, the Exchange Offer Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Caymanco shall use commercially reasonable best efforts, and PGS and Veritas will cooperate with Caymanco, to have the Form S-4 declared effective by the SEC as promptly as practicable and to have the Proxy Statement/Prospectus and the Exchange Offer Prospectus also made available for use in the Kingdom of Norway and Canada. Caymanco shall use commercially reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary foreign, state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties will share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4, the Proxy Statement/Prospectus and the Exchange Offer). Caymanco will advise PGS and Veritas, promptly after receiving notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed with the SEC, the issuance of any stop order or similar order, the suspension of the qualification of the Caymanco Shares issuable in connection with the Merger or the Exchange Offer for offering or sale in any jurisdiction, or any request by the SEC or any governmental or regulatory authority or securities exchange administering the securities laws in the Kingdom of Norway or in Canada for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC or any such authority or exchange for additional information.

                  (b) Each of Veritas and PGS will use commercially reasonable best efforts to cause the Proxy Statement/Prospectus and the Exchange Offer Prospectus, respectively, to be mailed to its stockholders and shareholders, respectively, as promptly as practicable after the Form S-4 is declared effective under the Securities Act and any and all approvals required in the Kingdom of Norway and in Canada are obtained.

                  (c) Each of PGS, Caymanco and Veritas agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and the Exchange Offer Prospectus and each amendment or supplement thereto, at the time of commencement of the Exchange Offer or mailing of the Proxy Statement/Prospectus, at the expiration time of the Exchange Offer and at the time of the Veritas Special Meeting, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                  Section 8.9 Listing Application. Caymanco shall promptly prepare and submit to the NYSE and, subject to Section 8.22, the OSE and the Toronto Stock Exchange, a listing application covering the Caymanco Shares issuable in connection with the transactions contemplated hereby (with Veritas and PGS sharing equally in all fees and expenses relating thereto) and shall use commercially reasonable best efforts to obtain, prior to the earlier of the expiration time of the Exchange Offer or the Effective Time, approval for the listing of such Caymanco Shares, subject to official notice of issuance.

                  Section 8.10 Letters of Accountants.

                  (a) Veritas shall use commercially reasonable best efforts to cause to be delivered to PGS and Caymanco "comfort" letters of PricewaterhouseCoopers LLP, Veritas' independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to PGS and Caymanco with regard to certain financial information regarding Veritas included in the Form S-4, in form reasonably satisfactory to PGS and Caymanco and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  (b) PGS shall use commercially reasonable best efforts to cause to be delivered to Veritas and Caymanco "comfort" letters of PricewaterhouseCoopers LLP and Arthur Andersen LLP, PGS' independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Veritas with regard to certain financial information regarding PGS included in the Form S-4, in form reasonably satisfactory to Veritas and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                  Section 8.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, Veritas shall cause to be prepared and delivered to PGS and Caymanco a list identifying all persons who, at the time of the Veritas Special Meeting, Veritas believes may be deemed to be "affiliates" of Veritas, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Caymanco shall be entitled to place restrictive legends on any Caymanco Shares received by such Rule 145 Affiliates. Veritas shall use commercially reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Caymanco, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Caymanco Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

                  Section 8.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein or as otherwise agreed in writing by the parties.

                  Section 8.13 Indemnification and Insurance.

                  (a) From and after the Effective Time, Caymanco shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of Veritas or PGS (or any Subsidiary or division thereof) and each person who served at the request of Veritas or PGS as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Caymanco shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Caymanco, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Caymanco will cooperate in the defense of any such matter; provided, however, Caymanco shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Caymanco shall not be obligated pursuant to this Section 8.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

                  (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws or similar organizational documents of Veritas and its Subsidiaries or in the articles of association, certificate of incorporation and bylaws or similar organizational documents of PGS and its Subsidiaries, as the case may be, with respect to matters occurring through the Effective Time, shall survive the Merger and the Exchange Offer and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

                  (c) For a period of six years after the Effective Time, Caymanco shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who now are, or at any time prior to the date hereof were, covered by Veritas' and PGS' existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance.

                  (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws or similar organizational documents of Veritas or any of its Subsidiaries or in the articles of association, certificate of incorporation and bylaws or similar organizational documents of PGS and its Subsidiaries, as the case may be, under applicable law or otherwise. The provisions of this Section 8.13 shall survive the consummation of the Merger and Exchange Offer and expressly are intended to benefit each of the Indemnified Parties.

                  (e) In the event Caymanco or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Caymanco shall assume the obligations set forth in this Section 8.13.

                  Section 8.14 Employee Matters.

                  (a) At the Effective Time, Caymanco will continue, and will cause the Surviving Corporation, PGS and their Subsidiaries to continue, the employment of all of the employees of Veritas, PGS and their Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Caymanco, the Surviving Corporation, PGS and their Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and Caymanco, the Surviving Corporation, PGS and their Subsidiaries will have the right, in their discretion and subject to this Section 8.14, to alter the salaries, wages and terms of employment of such employees at any time after the Effective Time.

                  (b) With respect to each employee of PGS, Veritas and their Subsidiaries ("Affected Employee"), Caymanco shall deem, and shall cause the Surviving Corporation, PGS and all other Caymanco Subsidiaries to deem, the period of employment with PGS, Veritas and their Subsidiaries prior to the Effective Time to have been employment and service with Caymanco and its Subsidiaries for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay, sick leave and life insurance) under all employee benefit plans, programs, policies or similar employment related arrangements of Caymanco and its Subsidiaries in which the Affected Employee is eligible to participate. Caymanco shall offer, and shall cause all Caymanco Subsidiaries to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the calendar year during which the Effective Time occurs, with any applicable expenses already incurred during such year under the respective group health plans of PGS, Veritas and their Subsidiaries.

                  (c) Veritas and PGS agree to cooperate in good faith to (i) establish a process to promptly integrate compensation and benefit plans following the Effective Time, (ii) establish severance pay policies for the Affected Employees who are impacted by the Merger or the Exchange Offer, with terms that are consistently applicable to all similarly situated employees and
(iii) take appropriate and substantially consistent actions to retain key employees and provide for a smooth transition.

                  (d) Except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of this Agreement or the terms of agreements identified in the Veritas Disclosure Letter or the PGS Disclosure Letter, Veritas and PGS agree that they will not make, or permit their Subsidiaries to make, any representations or promises, oral or written, to their employees concerning continued employment following the Effective Time, or the terms and conditions of that employment or benefits offered, other than with the express mutual consent of both Veritas and PGS.

                  (e) Caymanco agrees to assume effective as of the Effective Time the obligations of PGS under the Replacement Employment Agreements and of Veritas under the employment contracts listed in Section 6.11 of the Veritas Disclosure Letter.

                  (f) Caymanco agrees that the employees of PGS and its Subsidiaries shall become eligible to participate in the Veritas 1997 Employee Stock Purchase Plan effective as soon as practicable following the Effective Time.

                  (g) Veritas and PGS agree to cooperate in good faith to design and establish and, prior to the Exchange Offer Closing, Caymanco shall adopt, and Veritas shall approve, a plan or plans for providing equity based awards (including stock options, restricted stock and stock appreciation rights) and performance bonus awards, covering a number of Caymanco Shares equal to the difference between 3,500,000 and the number of shares (rounded up to the next 100,000 shares) available for awards of options at the Effective Time under the Veritas Stock Option Plans, other than the Veritas 1997 Employee Stock Purchase Plan, assumed by Caymanco pursuant to Section 4.2(e).

                  Section 8.15 Rights Agreements.

                  (a) Except for actions contemplated by this Agreement that are taken by Veritas simultaneously with its entering into a binding definitive agreement pursuant to Section 10.3(c), neither the Board of Directors of Veritas nor Veritas shall take any other action to (i) terminate the Veritas Rights Agreement, (ii) redeem the Veritas Rights, (iii) amend the Veritas Rights Agreement in a manner adverse to PGS, or (iv) cause any person not to be or become an "Acquiring Person" (as defined in the Veritas Rights Agreement).

                  (b) Caymanco may adopt the Caymanco Rights Agreement.

                  Section 8.16 Veritas Exchangeable Shares. Caymanco acknowledges that the Veritas Exchangeable Shares are exchangeable for shares of Veritas Common Stock on a one-for-one basis. Caymanco shall take all such actions as are necessary or desirable to ensure that after the Effective Time, the Veritas Exchangeable Shares are exchangeable for Caymanco Shares on terms equivalent to the conversion of shares of Veritas Common Stock for Caymanco Shares pursuant to Section 4.2(b) hereof, including, without limitation, entering into supplemental agreements pursuant to which Caymanco becomes bound by the terms and provisions of (i) the Support Agreement between Veritas and Veritas Energy dated August 30, 1996, (ii) the Voting and Exchange Trust Agreement among Veritas, Veritas Energy and CIBC Mellon Trust Company, as successor trustee to The R-M Trust Company, dated August 30, 1996,

(iii) the Support Agreement between Veritas and Veritas Energy dated September 30, 1999, and (iv) the Voting and Exchange Trust Agreement among Veritas, Veritas Energy and CIBC Mellon Trust Company dated September 30, 1999.

                  Section 8.17 Delivery of Caymanco Shares. Prior to the Merger, Veritas Holdco may purchase from Caymanco or Caymanco Sub, and Caymanco or Caymanco Sub may sell to Veritas Holdco, all or a portion of that number of Caymanco Shares that Veritas Holdco is required to deliver pursuant to Section 4.3(a). Any such sale of Caymanco Shares will be in exchange for such consideration as is mutually agreed by Veritas and PGS. If Veritas Holdco purchases fewer than all such Caymanco Shares from Caymanco or Caymanco Sub, Caymanco or Caymanco Sub will otherwise contribute, transfer or provide to Veritas Holdco the remaining required Caymanco Shares. Caymanco or Caymanco Sub will also contribute, transfer or provide to Veritas Holdco any shares of Caymanco Special Voting Stock that Veritas Holdco is required to deliver pursuant to Section 4.2(c).

                  Section 8.18 Rule 16b-3 Approval. Caymanco agrees that the Caymanco Board of Directors or the Compensation Committee of the Caymanco Board of Directors shall at or prior to the Exchange Offer Closing adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Exchange Act, (a) the receipt, pursuant to Section 4.2, of Caymanco Shares and of options to acquire Caymanco Shares by executive officers or directors of Veritas who will become executive officers or directors of Caymanco subject to Rule 16b-3 and (b) the receipt, pursuant to the Exchange Offer, of Caymanco Shares and of options to acquire Caymanco Shares by executive officers or directors of PGS who will become executive officers or directors of Caymanco subject to Rule 16b-3.

                  Section 8.19 Conduct of Business of Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub. Prior to the Effective Time, Caymanco, Caymanco Sub, Veritas Holdco and Veritas Merger Sub will not take any action, and Veritas will not permit any such company to take any action, except as contemplated by any other provision or condition of this Agreement, or as required by applicable law, or as is mutually agreed by Veritas and PGS in order to pursue the desired tax treatment of such entities. Veritas shall cause each of such companies to perform all of its obligations under this Agreement.

                  Section 8.20 Reorganization. None of the parties hereto (nor any of their respective Subsidiaries) will take any action or fail to take any action, except as contemplated by Section 5.1(d), that would be likely to (a) cause the Merger not to qualify as a reorganization described in Section 368(a) of the Code or (b) cause the holders of Veritas Common Stock (other than any holder who, immediately after the Merger, is a "five-percent transferee shareholder" as to Caymanco within the meaning of Treas. Reg. Section 1.367(a)-3(c)(5)) not to qualify for an exception to Section 367(a)(1) of the Code with respect to the Merger. Notwithstanding the preceding sentence but subject to Section 8.21, the parties acknowledge that PGS may structure the sale of its Atlantis Subsidiary, and the use of the proceeds from such sale, in any manner which PGS in its sole discretion believes to be appropriate.

                  Section 8.21 Proceeds from Sale of Atlantis Subsidiary. If requested in good faith and in writing by Veritas for the purpose of obtaining a legal opinion as to, or otherwise supporting the conclusion regarding, the qualification of the Merger as a reorganization as described in Section 8.20, then PGS shall apply the net proceeds received from the sale of its Atlantis Subsidiary to repay indebtedness unless PGS determines in its reasonable discretion that such application would be commercially disadvantageous to PGS.

                  Section 8.22 Listing of Caymanco Shares on OSE and Toronto Stock Exchange. Caymanco, PGS and Veritas shall each use, and Veritas shall cause Caymanco to use, commercially reasonable efforts to list the Caymanco Shares for trading on the OSE and the Toronto Stock Exchange, provided that the parties will not be required to enter into arrangements that they believe to be materially disadvantageous to Caymanco; provided further that neither of such listings shall be a condition to closing of the Merger or the Exchange Offer.

                                   ARTICLE 9

                                   CONDITIONS

                  Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been adopted and approved by the affirmative vote of holders of a majority of the votes attached to the outstanding shares of Veritas Common Stock and Veritas Special Voting Stock, voting together as a single class, entitled to vote thereon; and

                      (ii) The Exchange Offer Closing shall have occurred in accordance with this Agreement.

                  (b) (i) The waiting period applicable to the consummation of the Merger and the Exchange Offer under the HSR Act shall have expired or been terminated;

                      (ii) there shall not be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the United States, of the United Kingdom, of the Kingdom of Norway, of Brazil, of Canada or of the European Union (the "Required Jurisdictions") seeking to restrain, prohibit or rescind any transaction contemplated by this Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction, and there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by any such agency of a Required Jurisdiction;

                      (iii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Veritas and PGS that neither the Merger nor the Exchange Offer will be referred to the Competition Commission shall have been received;

                           (iv) any mandatory waiting period under any other Antitrust Law shall have expired or been terminated where the failure to observe such period is reasonably likely to have a Caymanco Material Adverse Effect; and

                           (v) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws (other than authorities from the Required Jurisdictions), which order is reasonably likely to have a Caymanco Material Adverse Effect.

                  (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger or the Exchange Offer; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 8.5, and with respect to other matters not covered by Section 8.5, to use commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger or the Exchange Offer.

                  (d) The Form S-4 shall have become effective with the SEC and no stop order with respect thereto shall be in effect, and all required Norwegian and Canadian governmental, regulatory or stock exchange approvals of the Form S-4, the Proxy Statement/Prospectus or the Exchange Offer Prospectus shall have been obtained and remain in effect.

                  (e) The Caymanco Shares to be issued and delivered pursuant to the Merger and the Exchange Offer shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  Section 9.2 Conditions to Obligation of Veritas to Effect the Merger. The obligation of Veritas to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) PGS shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of PGS contained in this Agreement (i) that are qualified as to materiality or PGS Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a PGS Material Adverse Effect, and Veritas shall have received a certificate of PGS executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

                  (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a PGS Material Adverse Effect.

                  (c) PGS shall have in effect one or more definitive credit agreements (and no breach or default shall exist with respect thereto) or shall have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $430 million.

                  (d) PGS shall have consummated the sale of its Atlantis Subsidiary for an amount set forth in Section 9.2(d) of the PGS Disclosure Letter.

                  (e) PGS shall have entered into new employment agreements (the "Replacement Employment Agreements") in substantially the form previously provided to Veritas with at least 15 of the active employees of PGS and its Subsidiaries identified on Section 9.2(e) of the PGS Disclosure Schedule, of which at least three of such Replacement Employment Agreements shall be with Messrs. Michaelsen, Boswell and Morrow, in exchange for which such employees shall agree to release PGS and its Subsidiaries from any and all obligations under the existing employment agreements identified on Section 9.2(e) of the PGS Disclosure Schedule ("Existing PGS Employment Agreements") and the liabilities reasonably expected to be incurred by PGS and its Subsidiaries under any of the Existing PGS Employment Agreements that remain in effect as of the Effective Time shall not exceed $5 million.

                  Section 9.3 Conditions to Obligation of PGS to Effect the Merger. The obligations of PGS to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub contained in this Agreement (i) that are qualified as to materiality or Veritas Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a Veritas Material Adverse Effect, and PGS shall have received a certificate of each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

                  (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Veritas Material Adverse Effect.

                  (c) Veritas shall have in effect one or more definitive credit agreements (and no breach or default shall exist with respect thereto) or shall have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $235 million.

                  Section 9.4 Exchange Offer Closing. Each of the conditions to the Merger set forth in Section 9.1, Section 9.2 and Section 9.3 shall be deemed to be satisfied or irrevocably waived by the parties upon the Exchange Offer Closing.

                                   ARTICLE 10

                                   TERMINATION

                  Section 10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Caymanco, Veritas and PGS.

                  Section 10.2 Termination by PGS or Veritas. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of PGS or of Veritas if:

                  (a) the Merger shall not have been consummated by June 30, 2002 (such date, as it may be extended under clause (i) of this paragraph, the "Termination Date"); provided, however, that (i) each of PGS and Veritas shall have the option, in its sole discretion, to extend the Termination Date for an additional period of time not to exceed 30 days if the condition set forth in Section 9.1(a) has been satisfied, all other conditions to consummation of the Merger are satisfied or capable of then being satisfied and the sole reason that the Merger has not been consummated by such date is that the condition set forth in Section 9.1(b) or Section 9.1(c) has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable laws, the pendency or threat of a governmental claim, proceeding or action or a decree, order or injunction of a governmental authority or court of competent jurisdiction shall be in effect and PGS or Veritas are still attempting to obtain such necessary consents and approvals under applicable laws, or are contesting (x) the refusal of the relevant governmental authority to give such consents or approvals,
         (y) any such pending governmental claim, proceeding or action or (z) the entry of any such decree, order or injunction, in court or through other applicable proceedings, and (ii) the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (b) the Veritas Special Meeting (including adjournments and postponements) for the purpose of obtaining the approvals required by
         Section 9.1(a)(i) shall have been held and such stockholder approvals shall not have been obtained;

                  (c) the Exchange Offer shall have expired or been terminated in accordance with this Agreement without Caymanco having accepted for exchange any PGS Shares or PGS ADSs pursuant to the Exchange Offer because the Minimum Condition has not been satisfied; or

                  (d) a United States federal, state or non-U.S. court of competent jurisdiction or United States federal, state, or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 8.5 and, with respect to other matters not covered by Section 8.5, shall have used commercially reasonable best efforts to remove such injunction, order or decree.

                  Section 10.3 Termination by Veritas. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Veritas, after consultation with its outside legal advisors, if

                  (a) (i) there has been a breach by PGS of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of PGS shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to PGS by Veritas; provided, however, that the right to terminate this Agreement pursuant to this Section 10.3(a) shall not be available to Veritas if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 9.3(a) shall not be satisfied;

                  (b) the Board of Directors of PGS shall have withdrawn or materially modified, in a manner adverse to Veritas, its approval or recommendation of the Exchange Offer or recommended a PGS Acquisition Proposal, or resolved to do so; or

                  (c) prior to the Cutoff Date applicable to Veritas, (i) the Board of Directors of Veritas has received a Veritas Superior Proposal,
         (ii) in light of such Veritas Superior Proposal the Board of Directors of Veritas shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Veritas' stockholders of this Agreement will not be obtained by reason of the existence of such Veritas Superior Proposal, (iii) Veritas has complied in all material respects with Section 8.2, (iv) Veritas has previously paid the amount provided for under Section 10.5(c), (v) the Board of Directors of Veritas concurrently approves, and Veritas concurrently enters into, a binding definitive written agreement providing for the implementation of such Veritas Superior Proposal and (vi) PGS is not at such time entitled to terminate this Agreement pursuant to Section 10.4(a); provided that Veritas may not effect such termination pursuant to this
         Section 10.3(c) unless and until (i) PGS receives at least ten business days' prior written notice from Veritas of its intention to effect such termination pursuant to this Section 10.3(c); and (ii) during such ten business day period, Veritas shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that PGS may propose.

                  Section 10.4 Termination by PGS. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of PGS, after consultation with its outside legal advisors, if:

                  (a) (i) there has been a breach by Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Veritas, Caymanco, Veritas Holdco or Veritas Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Veritas by PGS; provided, however, that the right to terminate this Agreement pursuant to this Section 10.4(a) shall not be available to PGS if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 9.2(a) shall not be satisfied;

                  (b) the Board of Directors of Veritas shall have withdrawn or materially modified, in a manner adverse to PGS, its approval or recommendation of the Merger or recommended a Veritas Acquisition Proposal, or resolved to do so; or

                  (c) prior to the Cutoff Date applicable to PGS, (i) the Board of Directors of PGS has received a PGS Superior Proposal, (ii) in light of such PGS Superior Proposal the Board of Directors of PGS shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Exchange Offer or the Merger would be inconsistent with its obligations under Norwegian law and (B) that there is a substantial likelihood that the Minimum Condition relating to the Exchange Offer will not be obtained by reason of the existence of such PGS Superior Proposal, (iii) PGS has complied in all material respects with Section 8.3, (iv) PGS has previously paid the amount provided for under Section 10.5(c), (v) the Board of Directors of PGS concurrently approves, and PGS concurrently enters into, a binding definitive written agreement providing for the implementation of such PGS Superior Proposal and (vi) Veritas is not at such time entitled to terminate this Agreement pursuant to Section 10.3(a); provided that PGS may not effect such termination pursuant to this Section 10.4(c) unless and until (i) Veritas receives at least ten business days' prior written notice from PGS of its intention to effect such termination pursuant to this Section 10.4(c); and (ii) during such ten business day period, PGS shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Veritas may propose.

                  Section 10.5 Effect of Termination.

                  (a) If this Agreement is terminated:

                           (i) by Veritas or PGS pursuant to Section 10.2(b)
                  [failure to obtain Veritas stockholder approval] after the public announcement of a Veritas Acquisition Proposal; or

                           (ii) by PGS pursuant to Section 10.4(b) [withdrawal
                  of Veritas recommendation to stockholders]; or

                           (iii) by Veritas pursuant to Section 10.3(c)
                  [fiduciary out];

and, in any event, Veritas enters into an agreement with respect to a Veritas Acquisition Proposal on or prior to 12 months after such termination, which Veritas Acquisition Proposal is subsequently consummated, or is a party to or subject to a consummated Veritas Acquisition Proposal on or prior to 12 months after such termination, then Veritas shall pay PGS a fee of $20 million (less any amounts previously paid by Veritas pursuant to Section 10.3(c)(iv) or
Section 10.5(c)) at the time of such consummation in cash by wire transfer to an account designated by PGS.

                  (b) If this Agreement is terminated:

                           (i) by Veritas or PGS pursuant to Section 10.2(c)
                  [failure to obtain the Minimum Condition] after the public announcement of a PGS Acquisition Proposal; or

                           (ii) by Veritas pursuant to Section 10.3(b)
                  [withdrawal of PGS recommendation to shareholders]; or

                           (iii) by PGS pursuant to Section 10.4(c) [fiduciary
                  out];

and, in any event, PGS enters into an agreement with respect to a PGS Acquisition Proposal on or prior to 12 months after such termination, which PGS Acquisition Proposal is subsequently consummated, or is a party to or subject to a consummated PGS Acquisition Proposal on or prior to 12 months after such termination, then PGS shall pay Veritas a fee of $20 million (less any amounts previously paid by PGS pursuant to Section 10.4(c)(iv) or Section 10.5(c)) at the time of such consummation in cash by wire transfer to an account designated by Veritas.

                  (c) If this Agreement is terminated by Veritas or PGS pursuant to Section 10.2(b) after the public announcement of a Veritas Acquisition Proposal (whether or not the Veritas Acquisition Proposal is still pending or has been consummated), by PGS pursuant to Section 10.4(b) or by Veritas pursuant to Section 10.3(c), then Veritas shall pay PGS $7.5 million at the time of such termination to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by Veritas or PGS pursuant to Section 10.2(c) after the public announcement of a PGS Acquisition Proposal (whether or not the PGS Acquisition Proposal is still pending or has been consummated), by Veritas pursuant to Section 10.3(b) or by PGS pursuant to
Section 10.4(c), then PGS shall pay Veritas $7.5 million at the time of such termination to reimburse it for its costs and expenses incurred in connection with this transaction.

                  (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 10, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.5, Section 8.6 and Section 8.12 and except for the provisions of Section 11.2, Section 11.3, Section 11.4, Section 11.6, Section 11.8, Section 11.9, Section 11.11, Section 11.12, and Section 11.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

                  Section 10.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                               GENERAL PROVISIONS

                  Section 11.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in
Section 3.3, Section 8.11, Section 8.12, Section 8.13, Section 8.14 and Section 8.15(a) and this Article 11 and the written agreements of the Rule 145 Affiliates delivered pursuant to Section 8.11 of this Agreement shall survive the Merger. The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.

                  Section 11.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:



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

               (a)      if to PGS:

                                    Petroleum Geo-Services ASA
                                    16010 Barker's Point Lane
                                    Houston, Texas  77079
                                    Attention: J. Christopher Boswell
                                               Chief Financial Officer
                                    Facsimile: (281) 589-8092

                        with a copy to:

                                    Joe S. Poff, Esq.
                                    Baker Botts L.L.P.
                                    One Shell Plaza
                                    910 Louisiana
                                    Houston, Texas 77002-4995
                                    Facsimile: (713) 229-7710

               (b)      if to Veritas:

                                    Veritas DGC Inc.
                                    10300 Town Park
                                    Houston, Texas 77072
                                    Attention: Larry L. Worden
                                               Corporate Secretary
                                    Facsimile: (832) 351-8728

                        with a copy to:

                                    Charles H. Still, Esq.
                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney, Suite 5100
                                    Houston, Texas 77010-3095
                                    Facsimile: (713) 651-5151

               (c)      if to Caymanco, Veritas Holdco or Veritas Merger Sub:

                                    c/o  Veritas DGC Inc.
                                    10300 Town Park
                                    Houston, Texas 77072
                                    Attention: Larry L. Worden
                                               Corporate Secretary
                                    Facsimile: (832) 351-8728
                        with a copy to:

                                    Charles H. Still, Esq.
                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney, Suite 5100
                                    Houston, Texas 77010-3095
                                    Facsimile: (713) 651-5151

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                  Section 11.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 3.3, Article 4 and Section 8.13 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

                  Section 11.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Veritas Disclosure Letter, the PGS Disclosure Letter, the Confidentiality Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. During the term of this Agreement, no party thereto shall terminate the Confidentiality Agreement.

                  Section 11.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Veritas, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Veritas, PGS and Caymanco hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby



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

(and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

                  Section 11.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 11.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

                  Section 11.9 Interpretation. In this Agreement:

                  (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

                  (b) The phrase "to the knowledge of" and similar phrases relating to the knowledge of Veritas or PGS, as the case may be, shall mean the actual knowledge of its executive officers and its officers in charge of each of the geophysical, production, geophysical technology, reservoir technology and marine technology parts of its business, in the case of PGS, and its executive officers and its officers in charge of each of the land acquisition, marine acquisition, data processing and interpretation and research and development parts of its business, in the case of Veritas.

                  (c) "Material Adverse Effect" with respect to PGS, Veritas or Caymanco shall mean a material adverse effect on or change in (a) the business, assets, conditions (financial or otherwise) or operations of a party (including the Surviving Corporation when used with respect to Veritas) and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, financial or capital market, regulatory or political conditions or changes that affect generally the industries in which the parties operate or changes arising out of the announcement of this Agreement, or (b) the ability of a party to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing; provided, however, that a Material Adverse Effect will be deemed to have occurred from and after the date of this Agreement if (i) the settlement price for the New York Mercantile Exchange ("NYMEX") Natural Gas Futures Contract for delivery 12 months following the month in which the relevant date of determination occurs (as reported in the New York City edition of The Wall Street

         Journal or, if not reported thereby, another authoritative source) falls below $2.25 per MMBtu for 20 consecutive trading days or (ii) the settlement price for the NYMEX Light Sweet Crude Oil Futures Contract for delivery 12 months following the month in which the relevant date of determination occurs (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) falls below $12.50 per barrel for 20 consecutive trading days. "PGS Material Adverse Effect" and "Veritas Material Adverse Effect" mean a Material Adverse Effect with respect to PGS (and, after the Exchange Offer Closing, Caymanco, as well) and Veritas, respectively. "Caymanco Material Adverse Effect" means a Material Adverse Effect with respect to Caymanco and its Subsidiaries on a consolidated basis as would be constituted after the Effective Time assuming that no divestiture of assets or businesses of either PGS or Veritas or their respective Subsidiaries was required in connection with the Merger and the Exchange Offer. For purposes hereof, a PGS Material Adverse Effect will be deemed to have occurred from and after the date of this Agreement if the amount of cash, collateral or security that PGS or any of its Subsidiaries is required to provide or make available to any person with respect to agreements to which PGS or any of its Subsidiaries is a party in the event of a downgrade of PGS' senior debt rating by each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and by Moody's Investors Service, Inc. exceeds(pound)50 million in the aggregate.

                  (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company and/or exempted company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner.

                  Section 11.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  Section 11.11 Incorporation of Disclosure Letters and Exhibits. The Veritas Disclosure Letter, the PGS Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  Section 11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 11.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                      PETROLEUM GEO-SERVICES ASA



                                      By:     /s/     Reidar Michaelsen
                                         ---------------------------------------
                                           Reidar Michaelsen
                                           Chairman of the Board



                                      VERITAS DGC INC.



                                      By:     /s/     David B. Robson
                                         ---------------------------------------
                                           David B. Robson
                                           Chairman and Chief Executive Officer



                                      VENUS I



                                      By:     /s/     Larry L. Worden
                                         ---------------------------------------
                                           Larry L. Worden
                                           Sole Director



                                      VENUS HOLDCO INC.



                                      By:     /s/     David B. Robson
                                         ---------------------------------------
                                           David B. Robson
                                           President



                                      VENUS MERGERCO INC.



                                      By:     /s/     David B. Robson
                                         ---------------------------------------
                                           David B. Robson
                                           President

                                                                       Exhibit A



        FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                                VERITAS DGC INC.



                  FIRST: The name of the corporation is Veritas DGC Inc.

                  SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                  FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

                  FIFTH: The number of directors of the corporation shall be as from time to time specified in, or determined in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the bylaws so provide.

                  SIXTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the bylaws of the corporation.

                  SEVENTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date of filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL as amended. Any repeal or modification of this Article shall not adversely affect any limitation on the liability of a director existing at the time of such repeal or modification.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                                                       Exhibit B



                  FORM OF MEMORANDUM OF ASSOCIATION OF CAYMANCO

                    THE COMPANIES LAW (2001 Second Revision)

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                                   __________


           Amended and Restated by Special Resolution Dated ___, 2002



                  1. The name of the company is _________________ (the
"Company").


                  2. The Registered Office of the Company shall be situated at the offices of ____________, Grand Cayman, Cayman Islands, or at such other place as the Board of Directors may from time to time determine.

                  3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any objective not prohibited by any law as provided by Section 7(4) of the Companies Law (2001 Second Revision), as may be amended, modified or re-enacted from time to time (the "Companies Law").

                  4. Except as prohibited or limited by the Companies Law, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor, or otherwise whatever may be considered by it necessary or desirable for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereof, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company all irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

                  5. The liability of each member is limited to the amount, if any, from time to time unpaid on such member's shares.

                  6. The share capital of the Company is US$______, divided into ______ Ordinary Shares of a nominal or par value of US$0.01 per share (including one Ordinary Share designated "Special Voting Stock, Series 1" and one Ordinary Share designated "Special Voting

Stock, Series 2") and ______ shares of a nominal or par value of US$0.01 per share, which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors and/or as expressly provided for in the Articles of Association of the Company, with power for the Company insofar as is permitted by law, to redeem, call or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association and to issue any part of its capital, whether original, redeemed, called or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinabove contained.

                  7. The Company may exercise the power contained in Section 226 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

                  8. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2001 Revision) as may be amended, modified or re-enacted from time to time, or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2001 Revision) as may be amended, modified or re-enacted from time to time, or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2001 Revision) as may be amended, modified or re-enacted from time to time.

                  9. The Company will not trade in the Cayman Islands with any person, firm or company except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

                                                                       Exhibit C



                   FORM OF ARTICLES OF ASSOCIATION OF CAYMANCO

                    THE COMPANIES LAW (2001 Second Revision)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                   __________

                                TABLE OF CONTENTS


                                                                                                             Page No.
                                                                                                             --------

I. INTERPRETATION.................................................................................................1

II. CERTIFICATES FOR SHARES.......................................................................................2

III. ISSUE OF SHARES..............................................................................................2

IV. ORDINARY SHARES...............................................................................................3

V. OTHER CLASSES OR SERIES OF SHARES..............................................................................5

VI. VARIATION OF RIGHTS OF SHARES.................................................................................6

VII. REDEMPTION AND REPURCHASE....................................................................................6

VIII. TRANSFER OF SHARES..........................................................................................6

IX. NONRECOGNITION OF TRUSTS......................................................................................7

X. LIEN ON SHARES.................................................................................................7

XI. CALL ON SHARES................................................................................................8

XII. FORFEITURE OF SHARES.........................................................................................9

XIII. TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY..............................................................10

XIV. AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL...10

XV. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE............................................................11

XVI. VOTING......................................................................................................12

XVII. GENERAL MEETINGS...........................................................................................12

XVIII. NOTICE OF GENERAL MEETINGS................................................................................13

XIX. PROCEEDINGS AT GENERAL MEETINGS.............................................................................13

XX. PROXIES......................................................................................................16

XXI. DIRECTORS...................................................................................................17

XXII. POWERS AND DUTIES OF DIRECTORS.............................................................................20

XXIII. COMMITTEES................................................................................................21

XXIV. PROCEEDINGS OF DIRECTORS...................................................................................22

XXV. VACATION OF OFFICE OF DIRECTOR..............................................................................23

XXVI. CERTAIN BUSINESS COMBINATIONS..............................................................................23

XXVII. BUSINESS COMBINATIONS WITH INTERESTED MEMBERS.............................................................24

XXVIII. SEAL.....................................................................................................28

XXIX. OFFICERS...................................................................................................28

XXX. DIVIDENDS AND RESERVES......................................................................................29

XXXI. CAPITALIZATION.............................................................................................30

XXXII. AUDIT.....................................................................................................30

XXXIII. NOTICES..................................................................................................30

XXXIV. LIMITATION OF LIABILITY AND INDEMNITY.....................................................................31

XXXV. BOOKS AND RECORDS..........................................................................................32

XXXVI. WINDING UP................................................................................................32

XXXVII. DEREGISTRATION...........................................................................................33

XXXVIII. FISCAL YEAR.............................................................................................33

XXXIX. AMENDMENTS OF ARTICLES....................................................................................33

                               I. INTERPRETATION

         1.1 The Regulations or Articles contained or incorporated in Table "A" Regulations For Management of a Company Limited by Shares in the First Schedule to the Statute shall not apply to this Company, and the following Articles shall be the Articles of Association of the Company. The following terms shall have the following meanings wherever they appear herein, and such meanings shall be equally applicable to both the singular and plural forms of the terms herein defined.

         "Articles" means these Articles of Association, as originally framed or as from time to time altered by Special Resolution.

         "Board of Directors" means the board of directors of the Company.

         "Company" means _____ , a Cayman Islands exempted company limited by shares. Where agreement, consent or other action of the Company is provided for herein, such action shall not require approval of the Members, except as expressly required by the Statute or these Articles.

         "Directors" means the directors of the Company as of the applicable date.

         "dividend" includes bonus.

         "holder," in relation to any shares, means the Member whose name is entered in the Register as the holder of such shares.

         "Member" has the meaning ascribed to it in Section 38 of the Statute.

         "Memorandum" means the memorandum of association of the Company, as may be amended from time to time.

         "Month" means calendar month.

         "Ordinary Resolution" means a resolution passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at any general meeting of the Company at which the required quorum is present in person or by proxy.

         "Ordinary Shares" has the meaning ascribed to it in Article 3.1.

         "Paid-up" means fully paid, paid-up and/or credited as fully paid or paid-up.

         "person" means any individual, corporation, partnership, unincorporated association or other legal entity.

         "Register" means the Register of Members of the Company as maintained in accordance with Section 40 of the Statute.

         "Registered Office" means the registered office of the Company maintained in accordance with Section 50 and Section 51 of the Statute, and as may be relocated from time to time.

         "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

         "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

         "shares generally entitled to vote" means any share which entitles the holder to attend and vote at all general meetings of the Company and excludes
(a) any share where the right to vote at general meetings of the Company is conditional on the Company being in default of an obligation with respect to a right attaching to the class or series of share to which that share belongs and/or (b) any share where the right to vote relates solely to such a class or series of shares (other than the Ordinary Shares).

         "Special Resolution" has the same meaning as in the Statute.

         "Special Voting Stock, Series 1" has the meaning ascribed to it in
Article 4.2.

         "Special Voting Stock, Series 2" has the meaning ascribed to it in
Article 4.3.

         "Statute" means the Companies Law (2001 Second Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

         "written" and "in writing" includes all modes of representing or reproducing words in visible form.

         Words importing the singular number shall also include the plural number and vice-versa.

         Words importing the masculine gender shall also include the feminine gender.

                          II. CERTIFICATES FOR SHARES

         2.1 Unless otherwise provided by resolution of the Board of Directors, shares shall be represented by certificates that shall be in such form as is approved by the Board of Directors.

         2.2 The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer (in addition to or in lieu of those set forth in Article VIII) and registration of shares, including without limitation, such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                              III. ISSUE OF SHARES

         The authorized share capital of the Company as of the date of adoption of these Articles is US$______ divided into ______ Ordinary Shares of a nominal or par value of US$0.01 per share (including one Ordinary Share designated "Special Voting Stock, Series 1" and one Ordinary Share designated "Special Voting Stock, Series 2"), with the rights as set out in these Articles and the Memorandum ("Ordinary Shares"), and ______ shares of a nominal or par value of US$0.01 per share which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors. Notwithstanding the foregoing, the authorized share capital of the Company may be increased by Ordinary Resolution.

         3.1 Subject to the provisions of these Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may designate, re-designate, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they deem proper.

         3.2 No holder of Ordinary Shares or any other shares (unless such right is expressly conferred on the holders of such shares) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares or any notes, debentures, bonds or other securities of the Company, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

         3.3 The Company may, insofar as may be permitted by law, pay a commission to any person in consideration of such person or any other person subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

         3.4 The Directors may issue fractions of a share of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares. If more than one fraction of a share of the same class or series is issued to or acquired by the same member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.

         3.5 Any shares which have been redeemed or otherwise repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and these Articles.

         3.6 The Board of Directors shall have the fullest powers permitted by law to pay all or any monies in respect of the redemption or purchase of any shares out of the Company's share capital and share premium account.

                              IV. ORDINARY SHARES

         4.1 The Board of Directors may allot, issue or grant any option, right, warrant or other security exercisable for, convertible into or exchangeable for, or otherwise dispose of, any shares or securities of the Company at such times and on such terms as it deems proper. Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Notwithstanding the generality of the foregoing, the Board of Directors is expressly authorized and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be attached to each issued Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

         4.2 Special Voting Stock, Series 1 designated. The series of Ordinary Shares, consisting of one such share, designated as "Special Voting Stock, Series 1", shall have the following rights and restrictions. Each outstanding share of Special Voting Stock, Series 1 shall be entitled at any relevant date to the number of votes determined by the Board of Directors in accordance with the "Plan of Arrangement" (as that term is defined in that certain Combination Agreement dated as of May 10, 1996 (hereinafter referred to as the "VESI Combination Agreement"), by and between Veritas DGC Inc. (formerly named Digicon Inc.) ("Veritas") and Veritas Energy Services Inc. ("VESI")) attached hereto as Exhibit A to these Articles, on all matters presented to the Members. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock, Series 1. The Special Voting Stock, Series 1 is not convertible into any other class or series of the share capital of the Company or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock, Series 1 purchased or otherwise acquired by the Company shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Company. So long as any "VESI Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the VESI Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock, Series 1 shall not be increased or decreased and no other term of the Special Voting Stock, Series 1 shall be amended, except upon the unanimous approval of the holders of the issued Ordinary Shares.

         4.3 Special Voting Stock, Series 2 designated. The series of Ordinary Shares, consisting of one such share, designated as "Special Voting Stock, Series 2", shall have the following rights and restrictions. Each outstanding share of Special Voting Stock, Series 2 shall be entitled at any relevant date to the number of votes determined by the Board of Directors in accordance with the "Plan of Arrangement" (as that term is defined in that certain Amended and Restated Combination Agreement dated as of March 10, 1999 (hereinafter referred to as the "ERS Combination Agreement") by and between Veritas and Enertec Resource Services Inc. ("ERS")) attached hereto as Exhibit B to these Articles, on all matters presented to the Members. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock, Series 2. The Special Voting Stock, Series 2 is not convertible into any other class or series of the share capital of the Company or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock, Series 2 purchased or otherwise acquired by the Company shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Company. So long as any "ERS Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the ERS Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock, Series 2 shall not be increased or decreased and no other term of the Special Voting Stock, Series 2 shall be amended, except upon the unanimous approval of the holders of the issued Ordinary Shares.

         4.4 Subject to the provisions of applicable law and any rights granted to any series or class of shares other than Ordinary Shares, the holders of Ordinary Shares shall have and possess the exclusive right to notice of general meetings of the Company and the exclusive power to vote on resolutions put to general meetings of the Company.

                      V. OTHER CLASSES OR SERIES OF SHARES

         5.1 The Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares and, in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

                  (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then in issue) by resolution of the Board of Directors, and the distinctive designation thereof;

                  (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

                  (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

                  (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

                  (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

                  (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, series, or other securities, whether or not issued by the Company;

                  (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are in issue; and

                  (h) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

                       VI. VARIATION OF RIGHTS OF SHARES

         6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied and amended with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of such class or series.

                  (b) The provisions of these Articles relating to general meetings of the Company shall apply to every such separate general meeting of the holders of one class or series of shares (unless otherwise expressly provided by the terms of issue of the shares of that class or series).

                  (c) Separate general meetings of the holders of a class or series of shares or the seeking of a consent of the holders of a class or series of shares may only be called at the direction of the Board of Directors (unless otherwise expressly provided by the terms of issue of the shares of that class or series). Nothing in this Article VI gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote or consent.

         6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board of Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                         VII. REDEMPTION AND REPURCHASE

         7.1 The Ordinary Shares are not redeemable by the Company or the holder. Subject as set out herein, the Company is authorized to purchase any issued Ordinary Shares in such circumstances and on such terms as shall be agreed by the Company and the holder thereof, subject always to the laws of the Cayman Islands, and the Company may deduct from the price for such shares the aggregate amount of any outstanding debts, liabilities and engagements to or with the Company (whether presently payable or not) by the holder of such shares, either alone or jointly with any other person, whether a Member or not. Without limiting the foregoing, the Company may, from time to time, upon the agreement of a Member, purchase all or part of the Ordinary Shares of any such Member, whether or not the Company has made a similar offer to all or any of the other Members.

                            VIII. TRANSFER OF SHARES

         8.1 Transfers of shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) surrender to the Company or its transfer agent of a certificate or certificates representing the shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed or on a separate accompanying transfer in such form as the Board of Directors approves, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require, or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

         8.2 Subject to the rules of any stock exchange on which the shares in question may be listed and except as otherwise expressly provided by the terms of issue of the shares of any class or series, the Board of Directors may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any share. The registration of transfers may be suspended at such times and for such periods as the Board of Directors may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any year.

                          IX. NONRECOGNITION OF TRUSTS

         9.1 The Company shall be entitled to treat the holder of record of any share as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law. The Company shall not be required to recognize any person as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share, any interest in any fractional part of a share (subject to Section 3.5), or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               X. LIEN ON SHARES

         10.1 The Company shall have a first and paramount lien and charge on all shares (not being a fully paid share) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Board of Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article X. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on a share shall extend to all dividends, redemptions or other monies payable in respect thereof.

         10.2 The Company may sell, in such manner as the Board of Directors deems fit, any shares on which the Company has a lien, except as set forth in this Article X. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made unless a sum in respect of which the lien exists is presently payable. Unless otherwise permitted in the instrument creating such lien, no such sale shall be made until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

         10.3 To give effect to any such sale, the Board of Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares included in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

         10.4 The proceeds of the sale of such shares shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                               XI. CALL ON SHARES

         11.1 (a) The Board of Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms; and each Member shall, subject to receiving at least 14 days' notice (or some shorter period of notice as may have been authorized by the terms on issue of the shares) specifying the time or times of payment, pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Board of Directors may determine. A call may be made payable by installments.

                  (b) A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorizing such call was passed unless otherwise provided by the Board of Directors.

                  (c) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

         11.2 If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding fifteen percent (15%) per annum as the Board of Directors may determine, but the Board of Directors shall be at liberty to waive payment of such interest either wholly or in part.

         11.3 Any sum which by the terms of a share becomes payable on allotment or at any fixed date, whether on account of the nonfinal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of nonpayment, all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

         11.4 The Board of Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

         11.5 (a) The Board of Directors may, if it thinks fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate as may be agreed upon between the Company and the Member paying such sum in advance.

                  (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                           XII. FORFEITURE OF SHARES

         12.1 (a) If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Board of Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such nonpayment. Such notice shall name a day (not earlier than the expiration of 14 days, or such shorter period of notice as may have been authorized by the terms on issue of the shares, from the date of giving of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of nonpayment at or before the time appointed, the shares in respect of which such notice was given will be liable to be forfeited.

                  (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

                  (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board of Directors deems fit, and at any time before a sale or disposition the forfeiture may be canceled on such terms as the Board of Directors thinks fit.

         12.2 A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

         12.3 A certificate in writing under the hand of the President or any Vice President and the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of, and that person shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall that person's title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

         12.4 Unless otherwise determined by the Board of Directors, the provisions of these Articles as to forfeiture shall apply in the case of nonpayment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

              XIII. TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY

         13.1 In case of the death of a Member who is a natural person, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

         13.2 (a) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

                  (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

         13.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 90 days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

             XIV. AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

         14.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and, without restricting the generality of the foregoing, the Company may by Ordinary Resolution:

                           (i) increase the share capital by such sum to be
divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

                           (ii) consolidate all or any of its share capital into
shares of larger amount than its existing shares;

                           (iii) by subdivision of all of its existing shares or
any class or series of shares, divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum; or

                           (iv) cancel any shares which at the date of the
passing of the resolution have not been taken or agreed to be taken by any person or reserved for issue by the Board of Directors.

                  (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

                  (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund.

         14.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name.

         14.3 Subject to the provisions of the Statute, the Board of Directors may change the location of the Company's registered office.

             XV. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

         15.1 For the purpose of determining Members entitled to notice of or to vote at any general meeting of the Company or any adjournment thereof, or Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may provide that the Register shall be closed for transfers for a stated period.

         15.2 In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a general meeting of the Company. For the purpose of determining the Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may, at or within 90 days prior to the date of declaration of such dividend or other action, fix a subsequent date no later than the date of declaration as the record date for such determination.

         15.3 If the Register is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a general meeting of the Company, the date preceding the day on which notice of the meeting is given or if notice is waived, at the close of business on the day preceding the day on which the meeting is held shall be the record date for such determination of Members. When a determination for Members entitled to vote at any general meeting of the Company has been made as provided in this Article XV, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         15.4 If the Register is not so closed and no record date is fixed for the determination of Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action (other than as specified in Section 15.3), the record date for determining the Members for any such purpose shall be the close of business on the day in which the Board of Directors adopts the resolution relating thereto.

                                  XVI. VOTING

         16.1 Subject to the rights of holders of any class or series of shares (including those rights attaching to the Special Voting Stock, Series 1 and Special Voting Stock, Series 2 as set forth in Articles 4.2 and 4.3 hereof):

                  (a) at each election for Directors at a general meeting of the Company the Directors shall be elected by a plurality of the votes cast in person or by proxy at that general meeting and each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, the number of Ordinary Shares registered in his name in the Register for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of Directors, is expressly prohibited. Election of Directors need not be by ballot; and

                  (b) on all matters coming before the Members at a general meeting of the Company, other than the election of Directors, each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, one vote for each issued Ordinary Share registered in his name in the Register.

                             XVII. GENERAL MEETINGS

         17.1 (a) The Company may in each year of its existence hold a general meeting of the Company as its annual general meeting. The annual general meeting may be held on such date and at such time and place as the Board of Directors may appoint. At each annual general meeting, elections may be held for Directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting.

                  (b) At each annual general meeting of the Company, the Directors to be elected at that meeting may be elected by single resolution for the applicable term or until their respective successors have been elected.

         17.2 (a) Except as otherwise required by law, and subject to the rights of any class or series of shares having a preference over the Ordinary Shares as to dividends or to elect Directors in specified circumstances, extraordinary general meetings of the Company may be called only by resolution of the Board of Directors, approved by at least a majority of the entire Board of Directors.

                  (b) Any action required or permitted to be taken by the Members whether pursuant to these Articles or by law, must be taken at a duly called annual or extraordinary general meeting of the Company unless the written consent or approval of all holders of issued shares generally entitled to vote has been obtained with respect to such action.

         17.3 Subject to the provisions of applicable law, no Member shall have any right to requisition a general meeting of the Company.

                       XVIII. NOTICE OF GENERAL MEETINGS

         18.1 Written notice of each general meeting of the Company stating the place, date and time of the meeting shall be given not less than 10 (or such greater number of days as may be required by the Statute) nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting. The notice of each general meeting of the Company shall state the purpose or purposes for which the meeting is called. The business at an annual general meeting of the Company shall be limited in the manner set out in Section 19.2(c). No business shall be transacted at any extraordinary general meeting of the Company except as stated in the notice.

         18.2 The accidental omission to give notice of a general meeting of the Company to, or the nonreceipt of notice of such a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                      XIX. PROCEEDINGS AT GENERAL MEETINGS

         19.1 No business shall be transacted at any general meeting of the Company unless a quorum of Members is present at the time when the meeting proceeds to business. At a general meeting of the Company to:

                  (a) consider or adopt a Special Resolution to amend, vary, suspend the operation of or disapply Sections 17, 19, 21.1, 26 or 27 (other than a Special Resolution referred to in Section 19.1(b)), one or more Members present in person or by proxy holding at least 95 percent of the issued shares entitled to vote at such meeting shall be a quorum unless:

                           (i) a majority of the Board of Directors has at, or
at any time prior to, the meeting recommended to the Members entitled to vote at such meeting, to vote in favor of such Special Resolution; and

                           (ii) in the case of a Special Resolution to amend,
vary, suspend the operation of or disapply Section 27 (other than a Special Resolution referred to in Section 19.1(b)), such Board of Directors' recommendation is made at a time where a majority of the Board of Directors then in office (but not less than one) were Directors prior to any person becoming an Interested Member (as defined in Section 27) during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors, in which case one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum;

                  (b) consider or adopt a Special Resolution to delete Section 27 on the conditions that (i) such resolution shall not be effective until 12 months after the passing of such resolution and (ii) the restriction in Section 27 shall otherwise continue to apply to any Business Combination between the Company and any person who became an Interested Member on or prior to the passing of such resolution, one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum; and

                  (c) consider or adopt any other resolution or to take any other action, one or more Members present in person or by proxy holding at least a majority of the issued shares generally entitled to vote at such meeting shall be a quorum.

                  The Members present at a duly constituted general meeting of the Company may continue to transact business until adjournment, despite the withdrawal of such Members as leave less than a quorum.

         19.2 (a) Subject to the rights of holders of any class of shares to the contrary, nominations for election of Directors at any general meeting of the Company may be made either by the Board of Directors or by any Member entitled to vote for the election of Directors who gives advance notice as hereafter provided. Any such Member may nominate persons for election as Directors only if written notice of such Member's intent to make such nomination is transmitted to, and received by, the Secretary at the principal executive offices of the Company not later than (i) in the case of an annual general meeting of the Company, not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of an extraordinary general meeting of the Company (provided that the Board of Directors has determined that Directors shall be elected at such meeting), the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date. Each notice given by such Member shall set forth: (i) the name and address of the Member who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is such a registered holder at the time of such notice and intends to be a registered holder on the date for such meeting), and setting forth the class and number of shares so held (including shares held beneficially); (iii) a representation that such Member intends to appear in person or by proxy as a registered holder of shares at the meeting to nominate the person or persons specified in the notice;
(iv) a description of all arrangements or understandings between such Member and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and

Exchange Commission of the United States of America; and (vi) the consent of each nominee to serve as a director of the Company if so elected.

                  (b) If the facts show that a nomination was not made in accordance with the provisions of Section 19.2(a), the presiding officer of the general meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming general meeting may be made by the Company for purpose of this
Section 19.2 not only by the giving of the formal notice of the meeting, but also (i) by notice to a national securities exchange (as such term is used in the Securities Exchange Act of 1934, as amended of the United States of America (the "Exchange Act"), or to the National Association of Securities Dealers, Inc. (if the Ordinary Shares are then listed on such exchange or quoted on NASDAQ),
(ii) by filing a report under Section 13 or 15(d) of the Exchange Act (if the Company is then subject thereto) or (iii) by a mailing to Members or by issuance of a general press release.

                  (c) No business shall be transacted at an annual general meeting of the Company other than such business as shall be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a Member present and entitled to vote at such meeting in accordance with the following procedure. For business to be brought before an annual general meeting of the Company by a Member, the Member must have given timely notice in writing to the Secretary. To be timely, a Member's notice must be transmitted to, and received by, the Secretary at the principal executive offices of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date). Each such notice given by such Member must set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the Member who intends to propose such business; (iii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is a registered holder at the time of such notice and intends to be a registered holder on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the Member in such business. The presiding officer of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

                  (d) Notwithstanding the provisions of Section 19.2, a Member also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in
Section 19.2. Nothing in Section 19.2 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement, if one shall be necessary, pursuant to Rule 14a-8 under the Exchange Act.

         19.3 The Chairman of the Board of Directors appointed by the Board of Directors prior to the relevant general meeting of the Company or, in his absence, a person designated by the

Chairman of the Board of Directors, or if no person is so designated, a person designated by the Board of Directors shall preside at any meeting of the Members and determine the order of business and all other matters relating to the conduct of the meeting.

         19.4 The presiding officer of any meeting of the Members shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, the right of Directors, Members and others to speak, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

         19.5 The presiding officer may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 60 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

         19.6 In the case of joint registered holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

         19.7 No Member shall be entitled to vote at any general meeting of the Company unless (a) he is registered as a Member on the record date for such meeting or holds a valid proxy of such a Member or unless (b) all calls or other sums presently payable in respect of the shares to be voted have been paid.

         19.8 Votes may be given either personally or by proxy.

                                  XX. PROXIES

         20.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation or other legal entity, under the hand of an officer, attorney or where applicable, trustee duly authorized in that behalf; provided, however, that a Member may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures approved by the Board of Directors which are reasonably designed to verify that such instructions have been authorized by such Member. A proxy need not be a Member. Each Member entitled to vote at a general meeting of the Company may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy specifically provides for a longer period. If an instrument of proxy designates two or more persons to act as proxies, their acts with respect to voting shall have the following effect: (a) if only one proxy acts, his acts bind all; (b) if more than one proxy acts, the act of the majority binds all; and (c) if more than one acts and a majority do not agree on a particular issue, each proxy shall be entitled to vote in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

         20.2 The instrument appointing a proxy shall be deposited at the principal executive offices of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided, however, that the presiding officer of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telephonic, electronic or facsimile transmission of the validly executed proxy or upon receipt of telephonic, electronic, telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

         20.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof.

         20.4 A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its principal executive offices before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

         20.5 Any corporation which is a Member of record of the Company may in accordance with its articles of association or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize one or more persons as it thinks fit to act as its representative or representatives at any meeting of the Company or Members of the Company, and the person or persons so authorized shall be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual Member of record of the Company and may cast votes or abstain on any motion in any manner as he or they may be directed.

                                 XXI. DIRECTORS

         21.1 (a) There shall be a Board of Directors the members of which shall be any persons elected by the Members in accordance with Section 16.1 or appointed by the Board of Directors in accordance with this Article XXI consisting of not less than two, plus that number of Directors as any one or more class or series of shares (other than Ordinary Shares) may be entitled to elect, voting separately by class or series. The Board of Directors shall have the exclusive power and right to set the exact number of Directors, subject to such minimum number of directors as set forth herein, from time to time by resolution adopted by the vote of a majority of the whole Board of Directors.

                  (b) Except as set out in Section 21.1, the Directors shall be divided into three classes, designated by Class I, Class II and Class III. At the 200[1] annual general meeting of the Company, Class I Directors shall be elected for a term expiring at the 200[4] annual general meeting of the Company. At the 200[2] annual general meeting of the Company, Class II Directors shall be elected for a term expiring at the 200[5] annual general meeting of the Company. At the 200[3] annual general meeting of the Company, Class III Directors shall be elected for a term expiring at the 200[6] annual general meeting of the Company. At each annual general meeting of the Company, each class of Directors whose term shall then expire shall be elected to hold office for a three-year term and until the election of their respective successors in office or their earlier death, resignation or removal.

                  (c) If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Section 21.1, in no case shall that decrease or shorten the term of any incumbent Director.

                  (d) Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may only be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the annual general meeting of the Company for the year in which the term of the Director vacating office expires and until his successor shall have been elected. Any newly created directorship resulting from an increase in the number of Directors may be created in any Class of Directors that the Board of Directors may determine, and any Director elected to fill the newly created vacancy shall hold office until the term of office of such Class expires.

                  (e) One or more or all of the Directors may be removed only for "cause" by the affirmative vote of the holders of at least a majority of the issued shares generally entitled to vote, voting together as a single class, at a general meeting of the Company for which proper notice of the proposed removal has been given. As used in the preceding sentence, "cause" shall be limited to
(i) action by the Director involving willful malfeasance, which conduct has a material adverse effect on the Company, or (ii) conviction of the Director of a felony. The Board of Directors shall not have any power to remove any Director.

                  (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares in issue has the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of the Company, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles. Directors so elected shall not be divided into classes and shall be elected by such holders annually unless expressly provided otherwise by those provisions or resolutions. The aforesaid Directors and the Directors otherwise appointed under this Section 21.1 shall together constitute the Board of Directors from time to time.

         21.2 Each Director shall be entitled to receive as compensation for such Director's services as a Director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

         21.3 A Director may hold any other office (other than as an outside auditor of the Company) or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

         21.4 A Director may act by himself or for his firm in a professional capacity for the Company (other than as an outside auditor of the Company), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided, however, that he has disclosed his interest in the transaction.

         21.5 No membership qualifications for Directors shall be required.

         21.6 A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

         21.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established; provided, however, that he has disclosed his interest in the transaction. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

         21.8 A general notice that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Section 21.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

         21.9 The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director of (a) the Company, (b) a company which is or was an affiliate of the Company, or (c) a predecessor in business of the Company or of an affiliate of the Company (or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose, the Directors may establish, maintain, subscribe and contribute to any scheme, plan, trust or fund and pay premiums thereon. The Directors may arrange for this to be done by the Company alone or in conjunction with another person.

         21.10 A Director or former Director is entitled to receive and retain for his own benefit a pension or other benefit provided under Section 21.9 and is not obliged to account for it to the Company.

         21.11 A Director may appoint any person to act as his proxy at any meeting of the Board of Directors. Any proxy appointed for the purposes of any such meeting will have the full authority to vote as provided in such proxy. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and notice of every such appointment or revocation in like manner, and the appointee need not be a Director or Member, but must furnish the Company with such appointee's address.

                      XXII. POWERS AND DUTIES OF DIRECTORS

         22.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not from time to time by the Statute or by these Articles required to be exercised or done by the Company in general meeting.

         22.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

         22.3 All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

         22.4 The Board of Directors shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of committees of the Board of Directors.

         22.5 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

         22.6 The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

         22.7 If, as the result of consolidation and division or subdivision of shares, Members become entitled to fractions of a share, the Board of Directors may on behalf of the Members deal with the fractions as it thinks fit. In particular, the Board of Directors may:

                  (a) sell fractions of a share to a person (including, subject to the Statute, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than US$10, or such other sum as the Board of Directors may decide, the sum may be retained for the benefit of the Company) and to give effect to such a sale the Board of Directors may authorize a person to transfer the shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

                  (b) subject to these Articles, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or subdivision, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or subdivision, as the case may be) and if shares are so allotted or issued the amount required to pay-up those shares may be capitalized as the Board of Directors thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying-up in full the appropriate number of shares. A resolution of the Board of Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by Ordinary Resolution.

                               XXIII. COMMITTEES

         23.1 The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board of Directors. The Board of Directors may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, these Articles or the resolution establishing such committee. The Board of Directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

         23.2 Any such committee, to the extent provided in the resolution of the Board of Directors but subject to any limitations of the Statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers that may require it. The provisions herein with respect to notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different provisions shall be prescribed by the Board of Directors. Each committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors when required and shall observe such procedures as are prescribed by the Board of Directors.

         23.3 The committees of the Board of Directors may include the Audit Committee, the Compensation Committee and the Nomination Committee and any other committees designated by the Board of Directors.

                         XXIV. PROCEEDINGS OF DIRECTORS

         24.1 Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

         24.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the Directors.

         24.3 No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

         24.4 Notice of each special meeting of the Board of Directors shall be given to each Director either by first class United States mail at least three days before the meeting, by "overnight" or other express delivery service at least two days before the meeting, or by electronic mail, telegram, telex, cable, telecopy, facsimile, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable, telecopy or facsimile. Notices are deemed to have been given: by mail, when deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by electronic mail, telegram, telex, or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by such Director for that purpose or, if none has been so designated, at such director's last known residence or business address. Without limiting the generality of any provisions hereof, written notice shall include notice provided by electronic mail.

         24.5 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors.

         24.6 All acts done at any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director be as valid as if every such person had been duly appointed and qualified to be a Director.

         24.7 Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         24.8 A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee, as the case may be, duly convened and held.

                      XXV. VACATION OF OFFICE OF DIRECTOR

         25.1 The office of a Director shall be vacated:

                  (a) if he gives notice in writing to the Board of Directors or Secretary that he resigns the office of Director;

                  (b) if he dies;

                  (c) if he is found to be or becomes of unsound mind; or

                  (d) if removed pursuant to Section 21.1.

         25.2 In the case of a resignation, the resignation shall be effective as of the date specified in the notice or if not so specified, upon receipt thereof. Unless otherwise specified in the notice, acceptance shall not be required to make it effective.

         25.3 A resolution of the Board of Directors declaring a Director to have vacated office under the terms of Section 25.1 is conclusive evidence as to the fact and grounds of vacation stated in the resolution.

                      XXVI. CERTAIN BUSINESS COMBINATIONS

         26.1 In addition to any approval by Members required pursuant to the terms of any series or class of shares other than Ordinary Shares, the approval of the holders of at least a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors shall be required in order for the Company "to sell, lease or exchange all or substantially all of its property or assets" as that phrase is interpreted for the purposes of section 271 of the Delaware General Corporation Law, as amended or re-enacted from time to time, of the United States of America, provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, "directly or indirectly controls" as that phrase is defined in Rule 405 under the Securities Act of 1933, as amended or re-enacted from time to time, of the United States of America.

              XXVII. BUSINESS COMBINATIONS WITH INTERESTED MEMBERS

         27.1 The Company shall not engage in any Business Combination with any Interested Member for a period of three years following the time that such Member became an Interested Member, unless, at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at a general meeting of the Company by the affirmative vote of at least 66 2/3% of the issued shares generally entitled to vote which are not Owned by the Interested Member; provided, however, that the restrictions contained in this
Section 27.1 shall not apply if:

                  (a) prior to such time that such Member became an Interested Member, the Board of Directors approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

                  (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member Owned at least 85% of the issued shares generally entitled to vote at the time the transaction commenced, excluding for purposes of determining the number of shares then in issue, those shares Owned (i) by Persons who are both Directors and officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

                  (c) the Company does not have a class of voting shares that is
(i) listed on a national securities exchange (as such term is defined in the Exchange Act), (ii) authorized for quotation on the NASDAQ Stock Market (or any successor to such stock market) in the United States of America or (iii) held by more than 2,000 Members, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Member or from a transaction in which a Person becomes an Interested Member;

                  (d) a Member becomes an Interested Member inadvertently and
(i) as soon as practicable divests itself of Ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of Ownership;

                  (e) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which
(i) constitutes one of the transactions described in the second sentence of this
Section 27.1(e); (ii) is with or by a person who either was not an Interested Member during the previous three years or who became an Interested Member with the approval of the Board of Directors or during the period described in Section 27.1(f); and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Member during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such

Directors. The proposed transactions referred to in the preceding sentence are limited to (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares or (z) a proposed tender or exchange offer for 50% or more of the voting shares then in issue. The Company shall give not less than 20 days' notice to all Interested Members prior to the consummation of any of the transactions described in clause (y) of the second sentence of this
Section 27.1(e);

                  (f) the Business Combination is with an Interested Member who became an Interested Member at a time when the restrictions contained in Section 27.1(e) did not apply by reason of Section 27.1(c);

                  (g) As used in this Section 27.1, the term:

                           (i) "Affiliate" means a person that directly, or
                  indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

                           (ii) "Associate," when used to indicate a
                  relationship with any person, means (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

                           (iii) "Business Combination," when used in reference
                  to the Company and any Interested Member of the Company, means:

                                    (A) any merger or consolidation of any
                           direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Member or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Section
                           27.1 is not applicable to the surviving entity;

                                    (B) any sale, lease, exchange, mortgage,
                           pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the shares then in issue;

                                    (C) any transaction which results in the
                           issuance or transfer by the Company or by any direct or indirect majority-Owned subsidiary of the Company of any shares or shares of such subsidiary to the Interested Member, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were in issue prior to the time that the Interested Member became such; (2) pursuant to a Holding Company Merger; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all holders of a class or series of shares subsequent to the time the Interested Member became such; (4) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or
                           (5) any issuance or transfer of shares by the Company; provided, however, that in no case under
                           (3)-(5) above shall there be an increase in the Interested Member's proportionate interest in the shares of any class or series or of the voting shares;

                                    (D) any transaction involving the Company or
                           any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest of the shares of any class or series, or securities convertible into the shares of any class or series, or of the interest of the shares of any such subsidiary which is Owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

                                    (E) any receipt by the Interested Member of
                           the benefit, directly or indirectly (except proportionately as a Member), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections
                           (A)-(D) of this Section 27.1(g)(iii)) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

                           (iv) "control," including the terms "controlling,"
                  "controlled by" and "under common control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the Ownership of voting shares, by contract, or otherwise. A person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.

                           (v) "Interested Member" means any person (other than
                  the Company and any direct or indirect majority-Owned subsidiary of the Company) that (A) is the Owner of 15% or more of the issued voting shares or (B) is an Affiliate or Associate of the Company and was the Owner of 15% or more of the issued voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and also the Affiliates and Associates of such person; provided, however, that the term "Interested Member" shall not include any person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares deemed to be in issue shall include shares deemed to be Owned by the person but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (vi) "merger or consolidation" shall be construed in
                  accordance with Section 203 of the Delaware General Corporation Law (as amended or re-enacted from time to time) of the United States of America.

                           (vii) "Owner" including the terms "Own," "Owned" and
                  "Ownership" when used with respect to any shares means a person that individually or with or through any of its Affiliates or Associates:

                                    (A) beneficially Owns such shares, directly
                           or indirectly;

                                    (B) has (1) the right to acquire such shares
                           (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered shares is accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                                    (C) has any agreement, arrangement or
                           understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Section 27.1(g)(vii)(B)(2)), or disposing of such shares with any other person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such shares.

                           (viii) "voting shares" means, with respect to the
                  Company or any other corporation, shares or stock of any class or series which entitles the holder to vote generally in the election of directors and, with respect to any other entity that is not a corporation, any equity interest which entitles the holder to vote generally in the election of the governing body of such entity.

                                  XXVIII. SEAL

         28.1 The Board of Directors may adopt a seal, alter the seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                                 XXIX. OFFICERS

         29.1 The officers of the Company shall be chosen by the Board of Directors and shall include a President and a Secretary and may also include a Chief Executive Officer or Officers, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice Presidents (who may be further classified by such descriptions as "Executive," "Senior" or "Assistant" as determined by the Board of Directors), and such other officers, as the Board of Directors may deem necessary or appropriate. The Board of Directors may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board of Directors from time to time.

         29.2 Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person's successor has been elected or appointed and qualified or until such person's earlier resignation or removal. Any officer may be removed by the Board of Directors, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the Company. Any officer may resign at any time by giving written notice to the Board of Directors or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         29.3 The Chairman of the Board of Directors shall be a member of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. If the Chairman of the Board of Directors is not present, a Vice Chairman, if any, shall preside at such meeting.

         29.4 Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be responsible for the day-to-day management of the business and affairs of the Company (but subject to the control of the Board of Directors) and shall enjoy all other powers commonly incident to the office. If so directed by the Board of Directors, more than one individual may concurrently serve as Co-Chief Executive Officer of the Company.

         29.5 Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors.

         29.6 The Secretary shall keep the minutes of the meetings of the Members and the Board of Directors and give notice of such meetings and shall perform like duties for the committees of the Board of Directors when so required. The Secretary shall have custody of the seal and affix and attest the seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office. In the case of the absence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of a meeting of Members or Directors, any other person designated by the presiding officer of such meeting) may act in the Secretary's place.

         29.7 Compensation of officers, agents and employees of the Company shall be fixed from time to time by, or under the authority of, the Board of Directors.

                          XXX. DIVIDENDS AND RESERVES

         30.1 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, the Board of Directors may from time to time declare dividends (including interim dividends) on the shares issued and authorize payment of the same out of the funds of the Company lawfully available therefor.

         30.2 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this
Section 30.2 as paid on the share. Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

         30.3 If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

         30.4 The Board of Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company or account of calls or otherwise.

         30.5 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

         30.6 No dividend shall bear interest against the Company unless expressly authorized by the Board of Directors.

                              XXXI. CAPITALIZATION

         31.1 The Company may upon the recommendation of the Board of Directors capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board of Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

                                  XXXII. AUDIT

         32.1 The accounts relating to the Company's affairs shall be audited in such manner, if at all, as may be determined from time to time by the Board of Directors.

                                XXXIII. NOTICES

         33.1 Notices shall be in writing and may be given by the Company to any Member either by first class United States mail, "overnight" or other express delivery service, electronic mail, telegram, telex, cable, telecopy, facsimile or personal delivery. Notices are deemed to have been given: by mail, three days after deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by electronic mail, telegram, telex or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, at the time of delivery.

         33.2 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by any manner set forth in
Section 33.1 addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled.

         33.3 A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joining holder first named on the Register in respect of the share.

         33.4 Notice of every general meeting of the Company shall be given in any manner hereinbefore authorized to:

                  (a) every holder of voting shares as shown in the Register as of the record date for such meeting except that in the case of joint holder the notice shall be sufficient if given to the joint holder first named in the Register;

                  (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

                  (c) except as otherwise required by law or these Articles, no other person shall be entitled to receive notice of general meetings.

                  XXXIV. LIMITATION OF LIABILITY AND INDEMNITY

         34.1 (a) No Director shall be personally liable to the Company or, if any, its Members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or, if any, to its Members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Director derived an improper personal benefit.

                  (b) The Company shall indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that he is or was a Director or officer of the Company, or, while serving as a Director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Section 34.1 also shall include the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect. The right to indemnification conferred on such persons by this Section 34.1 shall be a contractual right.

                  (c) Unless otherwise determined by the Board of Directors, the Company shall indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company), by reason of the fact that he is or was an employee (other than an officer) or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

                  (d) The rights and authority conferred in this Section 34.1 shall not be exclusive of any other right that any person has or hereafter acquires under any law, provision of these Articles or the Memorandum, agreement, vote of Members or of the Board of Directors or otherwise.

                  (e) Neither the amendment nor repeal of this Section 34.1, nor the adoption of any provision of the Memorandum or these Articles or of any law inconsistent with this Section 34.1, shall eliminate or reduce the effect of this Section 34.1 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                            XXXV. BOOKS AND RECORDS

         35.1 In addition to any rights which may be conferred on Members by Statute, upon written demand under oath stating the purpose thereof, any Member, in person or by attorney or other agent, may review for any proper purpose, during usual hours for business, the books and records of the Company including, without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Member. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the corporation at its principal executive offices.

                  The Board of Directors may establish procedures for, or limitations or conditions on, Members' review of books and records of the Company for the purpose of (a) protecting the interests of the Company, (b) protecting the confidentiality of the information contained in those books and records, (c) the convenience of the Company, or (d) protecting any other interest of the Company that the Board of Directors deems proper.

                               XXXVI. WINDING UP

         36.1 In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or distribution on winding up, the full amounts to which they shall be entitled and the holders of the then-issued Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Member or not (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed to oversee the liquidation of the Company may deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may with the sanction of a Special Resolution distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may, without the need of any such sanction sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                             XXXVII. DEREGISTRATION

         37.1 (a) The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

                  (b) In furtherance of a resolution adopted pursuant to (a) above of this Section 37.1, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                              XXXVIII. FISCAL YEAR

         38.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.

                         XXXIX. AMENDMENTS OF ARTICLES

         39.1 Subject to the Statute and as provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                                                                       Exhibit D



                 SUMMARY OF TERMS FOR CAYMANCO RIGHTS AGREEMENT

                                    CAYMANCO


                                SUMMARY TERMS OF
                             SHAREHOLDER RIGHTS PLAN

ADOPTION OF PLAN;
TRANSFER OF RIGHTS;
RIGHTS CERTIFICATES:                      Prior to the Effective Time of the Merger, the Board of Caymanco will declare a dividend of one Right for each Ordinary Share. Additionally, each Ordinary Share issued in the Merger and Exchange Offer will include a Right. After the adoption of the Plan and until the Distribution Date
                                          (as defined below), the Rights are attached to and trade with the
                                          Ordinary Shares. After the Distribution Date, the Rights detach; separate
                                          Rights certificates are issued; and the Rights trade independently of the
                                          Ordinary Shares.

DISTRIBUTION DATE;
  ACQUIRING PERSON:                       The Distribution Date occurs and the Rights detach on the earlier of the following:

                                          (1) The tenth calendar day after the public announcement that a person, including affiliates and associates (an "Acquiring Person"), has acquired beneficial ownership of 15% or more of the Ordinary Shares (the date of the public announcement is referred to as the "Stock Acquisition Date").

                                          (2) The tenth business day after the commencement of a tender offer or exchange offer for Ordinary Shares if, upon consummation of the offer, the offeror (including affiliates and associates) would be an Acquiring
                                          Person.

                                          The timing of the Distribution Date is in certain circumstances subject to extension by the Board of Directors and is deferred in the case of a
                                          Permitted Offer (as defined under "Flip-In" below). In addition, the
                                          Board of Directors has the ability to exempt from the definition of
                                          "Acquiring Person" someone that (i) inadvertently crosses the 15%
                                          threshold and (ii) promptly divests itself of Ordinary Shares so that it owns less than 15% of the Ordinary Shares.

EXERCISABILITY:                           The Rights become exercisable after the Distribution Date. The Rights, in all likelihood, would still not be exercised by

                                          the holders (since the Purchase Price would likely still exceed the market price) unless and until one of the Flip-In or Flip-Over Events
                                          (described below) were to occur.

                                          After the Distribution Date, each Right entitles the holder to purchase a unit consisting of one one-hundredth of a Series A Junior Participating
                                          Preferred Share (one unit would be essentially economically equivalent to one Ordinary Share) at a fixed price (the "Purchase Price"). (See below for a summary of the terms of the Junior Participating Preferred Shares.)
                                          The Purchase Price will be determined by the Board when the Plan is adopted and should reflect the views of the Board as to the potential long-term value of the Ordinary Shares over the life of the Plan.

FLIP-IN:                                  In the event (a "Flip-In Event") any person (including affiliates and associates) becomes an Acquiring Person, except pursuant to a tender or exchange offer for all outstanding Ordinary Shares at a price and on terms determined by a majority of the members of the Board of Directors
                                          (excluding directors who are representatives, nominees, affiliates or associates of an Acquiring Person or the person making the offer) to be fair to stockholders and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer"), then each of the Rights
                                          (other than Rights held by the Acquiring Person and certain transferees)
                                          "flips in" and becomes a Right to acquire, upon payment of the Right's
                                          Purchase Price, Ordinary Shares of the Company having a value (based on the average market price over a 30-day period prior to the Flip-In Event)
                                          equal to twice the Purchase Price. The Rights held by the Acquiring
                                          Person and certain transferees become null and void.

                                          If the Company does not have enough authorized Ordinary Shares, the
                                          Company is required to substitute value in the form of cash, property, debt or equity securities, or a reduction of the Purchase Price, or any combination of the foregoing, in an aggregate amount equal to the value of the Ordinary Shares that would otherwise be issuable.

                                          The Rights are not exercisable following a Flip-In Event until the
                                          Company's right to redeem the Rights has expired.


EXCHANGE OPTION:                          After a Flip-In Event occurs and prior to a person's becoming the beneficial owner of 50% or more of the Ordinary Shares, the Board of
                                          Directors may, in lieu of allowing the Rights to

                                          be exercised, issue in exchange for, and in mandatory redemption of, all or any pro rata portion of the Rights one share of Ordinary Shares or one one-hundredth of a Junior Participating Preferred Share (or certain equivalent securities) for each Right so exchanged.

FLIP-OVER:                                If, from and after the time an Acquiring Person becomes such, the Company is acquired in a business combination (e.g., the Company does not survive or the Ordinary Shares are changed or exchanged), or more than 50% of the
                                          Company's assets, cash flow or earning power (on a consolidated basis) is sold or transferred in one transaction or a series of related transactions ("Flip-Over Events"), each Right "flips over" and requires that provision be made so as to entitle the holder to acquire, upon payment of the Purchase Price, common stock of the other party to the transaction having a market value equal to twice the Purchase Price. The
                                          Flip-Over does not apply to certain "clean up" mergers following a
                                          Permitted Offer.

REDEMPTION:                               Rights are redeemable for $.01 per Right by action of the Board of
                                          Directors at any time prior to the tenth day following the first date of public announcement of a Flip-In Event.

AMENDMENT:                                Terms of the Rights may be amended by the Board of Directors (1) if the
                                          Rights are redeemable, in any manner and (2) otherwise, in certain manners not adverse to the interests of Rights holders; provided that no amendment may reduce the redemption price.

VOTING:                                   The Rights have no voting power.

EXPIRATION:                               The Plan and the Rights expire 10 years from the date of the Plan's adoption.

                                SUMMARY TERMS OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED SHARES


                  Each Right entitles the holder to purchase one one-hundredth of a share of a new series designated Series A Junior Participating Preferred Shares ("Junior Participating Preferred Shares") that will be established out of the Company's "blank check" Preferred Shares. The dividend, liquidation and voting rights of the Junior Participating Preferred Shares are designed so the value of the one-hundredth of a Junior Participating Preferred Share purchasable upon exercise of each Right should approximate the value of one Ordinary Share. More detailed terms of the new series of Junior Participating Preferred Shares are as follows:

DESIGNATION
AND AMOUNT:                               Series A Junior Participating Preferred Shares; the number of shares authorized will be 1/100 of the number of authorized Ordinary Shares.

DIVIDENDS:                                Cumulative quarterly dividends are payable in cash in a per share amount equal to the greater of (i) $1.00 per quarter or (ii) 100 times the aggregate per share dividend paid on the Ordinary Shares. Noncash dividends are payable in kind in a per share amount equal to 100 times any noncash dividend paid per share of Ordinary Shares.

LIQUIDATION RIGHTS:                       The Junior Participating Preferred Shares are entitled to receive upon any liquidation (after satisfaction of or provision for liabilities)
                                          accrued but unpaid dividends plus the greater of (i) $100 or (ii) 100 times the per share amount distributed to holders of Ordinary Shares.

REDEMPTION:                               Redeemable in whole or part for cash in a per share amount equal to 100 times the market price of an Ordinary Share.

VOTING RIGHTS:                            100 votes per share, voting together with the Ordinary Shares as a single class, except as otherwise provided in the Articles of Association or required by law. If dividends are in arrears for six quarters, the Junior
                                          Participating Preferred Shares (together with any other Preferred Stock with similar rights) will also have the right to elect two directors.

MERGER;
CONSOLIDATION:                            If the Company consolidates with another corporation or is merged and the
                                          Ordinary Shares are changed or exchanged, holders will be entitled to receive a per share amount and type of consideration equal to 100 times the per share amount and type of consideration received by holders of
                                          Ordinary Shares.

RANK:                                     The Junior Participating Preferred Shares will rank senior to the
                                          Ordinary Shares but, unless otherwise provided, junior to all future series of Preferred Stock.

AMENDMENT:                                Terms may not be amended to affect adversely the holders without a two-thirds vote of the outstanding shares of the Junior Participating
                                          Preferred Shares.

                                                                       Exhibit E



                          CONDITIONS OF EXCHANGE OFFER

         (All capitalized terms have the same meaning as used in the Merger Agreement.)

                  Notwithstanding any other term of the Exchange Offer, Caymanco will not be required to accept for exchange or issue any Caymanco Shares for any PGS Shares or PGS ADSs tendered, and may terminate or amend the Exchange Offer, if:

                  (a) the Merger Agreement, the Merger and the transactions contemplated thereby shall not have been adopted and approved by the affirmative vote of holders of a majority of the votes attached to the outstanding shares of Veritas Common Stock and Veritas Special Voting Stock, voting together as a single class, entitled to vote thereon;

                  (b) the waiting period applicable to the consummation of the Merger and the Exchange Offer under the HSR Act shall not have expired or shall not have been terminated;

                  (c) there shall be pending or threatened in writing any governmental claim, proceeding or action by an agency of the government of the Required Jurisdictions seeking to restrain, prohibit or rescind any transaction contemplated by the Merger Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction, and there shall have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by any such agency of a Required Jurisdictions;

                  (d) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Veritas and PGS that neither the Merger nor the Exchange Offer will be referred to the Competition Commission shall not have been received;

                  (e) any mandatory waiting period under any other Antitrust Law shall not have expired or shall not have been terminated where the failure to observe such period is reasonably likely to have a Caymanco Material Adverse Effect;

                  (f) there shall have been a final or preliminary administrative order denying approval of or prohibiting the Merger or the Exchange Offer issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws (other than authorities from the Required Jurisdictions), which order is reasonably likely to have a Caymanco Material Adverse Effect;

                  (g) any of the parties to the Merger Agreement shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger or the Exchange Offer; provided, however, that, prior to invoking this condition, each such party shall have complied with Section 8.5 of the Merger Agreement, and with respect to other matters not covered by such Section 8.5, used commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; or any statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger or the Exchange Offer;

                  (h) the Form S-4 shall not have become effective with the SEC or any stop order with respect thereto shall be in effect, or any required Norwegian and Canadian governmental, regulatory or stock exchange approvals of the Form S-4, the Proxy Statement/Prospectus or the Exchange Offer Prospectus shall not have been obtained or remain in effect;

                  (i) the Caymanco Shares to be issued pursuant to the Merger and the Exchange Offer shall have not been authorized for listing on the NYSE, subject to official notice of issuance;

                  (j) PGS shall not have performed, in all material respects, its covenants and agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date, or the representations and warranties of PGS contained in the Merger Agreement (i) that are qualified as to materiality or PGS Material Adverse Effect shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a PGS Material Adverse Effect, or Veritas shall not have received a certificate of PGS executed on its behalf by its President or one of its Vice Presidents, dated the expiration of the Exchange Offer, certifying to such effect;

                  (k) at any time after the date of the Merger Agreement, there shall have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of the Merger Agreement, a PGS Material Adverse Effect;

                  (l) PGS shall not have in effect one or more definitive credit agreements (or a breach or default shall exist with respect thereto) or shall not have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $430 million;

                  (m) PGS shall not have consummated the sale of its Atlantis Subsidiary for an amount set forth in Section 9.2(d) of the PGS Disclosure Letter;

                  (n) PGS shall not have entered into the Replacement Employment Agreements in substantially the form previously provided to Veritas with at least 15 of the active employees of PGS and its Subsidiaries identified on
Section 9.2(e) of the PGS Disclosure Schedule, of which at least three of such Replacement Employment Agreements shall be with Messrs. Michaelsen, Boswell and Morrow, in exchange for which such employees shall agree to release PGS and its Subsidiaries from any and all obligations under the Existing PGS

Employment Agreements and the liabilities reasonably expected to be incurred by PGS and its Subsidiaries under any of the Existing PGS Employment Agreements that remain in effect as of the Effective Time shall not exceed $5 million;

                  (o) Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub shall not have performed, in all material respects, their covenants and agreements contained in the Merger Agreement required to be performed on or prior to the expiration of the Exchange Offer, or the representations and warranties of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub contained in the Merger Agreement (i) that are qualified as to materiality or Veritas Material Adverse Effect shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall not be true and correct in all respects as of the expiration of the Exchange Offer, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and would not have, individually or in the aggregate, a Veritas Material Adverse Effect, or PGS shall not have received a certificate of each of Veritas, Caymanco, Veritas Holdco and Veritas Merger Sub executed on its behalf by its President or one of its Vice Presidents, dated the expiration of the Exchange Offer, certifying to such effect;

                  (p) at any time after the date of the Merger Agreement, there shall have been any event or occurrence, or series of events or occurrences, that has had or would have, individually or in the aggregate with all other events or occurrences since the date of the Merger Agreement, a Veritas Material Adverse Effect; and

                  (q) Veritas shall not have in effect one or more definitive credit agreements (or a breach or default shall exist with respect thereto) or shall not have received one or more binding commitment letters which agreements and commitments together provide for a maximum aggregate credit capacity of $235 million.


                                       3